UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☒ Definitive Proxy Statement
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Only (as permitted by Rule 14a-6(e)(2))	☐ Soliciting Material Pursuant to §240.14a-12

LITHIA MOTORS, INC.
(Exact Name of Registrant as Specified In Its Charter)

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☒ No fee required
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proxy Statement

Notice of 2023 Annual Meeting of
Shareholders and Proxy Statement

APRIL 2023

Letter from the Chief Executive Officer
Dear Shareholder,
We are pleased to extend an invitation for you to join us at Lithia & Driveway's virtual 2023 Annual Meeting of Shareholders on Thursday April 20, 2023, at 8:30 a.m. Pacific Daylight Time to discuss our plan to deliver profitable growth as we execute our vision to modernize personal transportation solutions wherever, whenever, and however our customers desire.
In 2022, we achieved record performance and posted our highest EPS and revenue to date, despite persistent imbalances in consumer demand and supply chains. Our success in the current environment is a testament to LAD's operational responsiveness and resilience. Our adjacencies, Driveway and Driveway Finance, both continued to show progress and moves towards profitability. We remain on track to achieve our 2025 Plan.
As a diversified, omnichannel retailer, we are leveraging our entire network to stay connected and serve our customers. Our acquisition discipline allows us to grow our market share, expand our capital engine and reinvest further into our business, maximizing our operating leverage and scale.
Beyond generating financial returns, our principles guide us to serve our customers and communities, develop our people, realize our potential, and broaden our business. We uphold a human capital policy within our innovative, high-performance culture that supports a diverse and motivated staff with opportunities for career growth, position mobility, and robust health, safety, and wellness programs.
Our dedicated team of individuals drive to improve our platform, utilize our resources, leverage our extensive physical network and online platform, and allow us to deliver the best experience for our customers.
Our mission of Growth Powered by People and our values of Earning Customers For Life, Improving Constantly, Taking Personal Ownership, and Having Fun continue to anchor our ability to outperform and modernize in a constantly changing environment. As we move towards more consumer optionality, our business strategy and culture positions us to increase our market share and continue to be the industry leader in terms of innovation and transformation.
We appreciate you choosing to be a partner and shareholder in the Lithia & Driveway team.

Bryan B. DeBoer
President and Chief Executive Officer
Lithia Motors, Inc.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
2023 ANNUAL MEETING INFORMATION

Meeting Date Thursday April 20, 2023	Annual Meeting Website www.virtualshareholder meeting.com/LAD2023	Meeting Time 8:30 a.m. (Pacific Daylight Time)	Record Date February 28, 2023
ITEMS OF BUSINESS
1.To elect the nine director nominees named in this proxy statement;
2.To approve, by an advisory vote, named executive officer compensation;
3.To approve, by an advisory vote, the frequency of future advisory votes on executive compensation; and
4.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023.
To the Shareholders of Lithia Motors, Inc.
I am pleased to invite you to the 2023 Annual Meeting of Shareholders of Lithia Motors, Inc., (the “Annual Meeting”), which will be held virtually at 8:30 a.m. Pacific Daylight Time on April 20, 2023. We believe a fully virtual meeting facilitates greater participation by providing easy access to the meeting and allowing shareholders to participate from any location around the world. All of our shareholders will be able to participate in the Annual Meeting online without prohibitive cost or inconvenience. There will be no physical location for shareholders to attend.
The Annual Meeting will only occur virtually through an audio webcast, accessible at the link provided above. You may notify the Company of your desire to participate in the Annual Meeting by remote communication by logging into the 2023 Annual Meeting Website, listed above, in advance of the meeting. Log-in will begin at 8:00 a.m. Pacific Daylight Time. To participate in the Annual Meeting, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.
If you have any questions regarding this information or the proxy materials, please visit our website at www.investors.lithiadriveway.com, or contact our investor relations department at (541) 776-6591. Our proxy statement and 2022 Annual Report on Form 10-K can be accessed directly at the following Internet address: http://www.proxyvote.com. Just enter the control number located on your proxy card. We appreciate your continued support of Lithia Motors and look forward to receiving your proxy.
Very truly yours,

Christopher S. Holzshu, Executive Vice President and Secretary
March 8th, 2023

HOW TO VOTE

Only holders of record of our common stock at the close of business on February 28, 2023, the record date, will be entitled to notice of and to vote at the meeting and any adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available during the entire time of the Annual Meeting at the 2023 Annual Meeting Website. You may vote or submit questions during the Annual Meeting by following the instructions available on the 2023 Annual Meeting Website. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

Important notice regarding the availability of proxy materials for the 2023 Annual Meeting of Shareholders to be held on April 20, 2023.

Our proxy statement and 2022 Annual Report on Form 10-K can be accessed directly at the following Internet address: http://www.proxyvote.com . Just enter the control number located on your proxy card. To obtain paper copies of the proxy statement and our 2022 Annual Report on Form 10-K at no charge, written requests should be mailed to the attention of Investor Relations, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy via internet, telephone or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements often use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” “may,” and other words and terms of similar meaning or reference future dates. The Company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. The Company cautions that forward-looking statements are inherently less reliable than historical information. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation: (i) future market conditions, including anticipated car and other sales levels and the supply of inventory; (ii) our business strategy and plans, including our achieving our 2025 Plan and related targets; (iii) the growth , expansion, make-up and success of our network, including finding accretive acquisitions and acquiring additional stores; (iv) annualized revenues from acquired stores; (v) the growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (“DFC”), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets; (vi) the impact of sustainable vehicles and other market and regulatory changes on our business; (vii) our capital allocations and uses and levels of capital expenditures in the future; (viii) expected operating results, such as improved store performance, improvement of selling, general and administrative expenses (“SG&A”) as a percentage of gross profit and any projections; (ix) our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources; (x) our continuing to purchase shares under our share repurchase program; (xi) our compliance with financial and restrictive covenants in our credit facilities and other debt agreements; (xii) our programs and initiatives for employee recruitment, training, and retention; and (xiii) our strategies for customer retention, growth, market position, financial results and risk management. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

OTHER

All references in this proxy statement to “Lithia,” “Lithia Motors,” “Lithia & Driveway,” the “Company,” “we,” “us,” or “our” refer to Lithia Motors, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

The content on any website referred to in this Proxy Statement is not incorporated by reference in this Proxy Statement unless expressly noted.

6

LITHIA MOTORS, INC.
PROXY STATEMENT
This proxy statement, the accompanying 2022 Annual Report on Form 10-K, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Lithia Motors, Inc., an Oregon corporation, in connection with the solicitation of proxies by the Company for use at our 2023 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will only occur virtually through an audio webcast, accessible at www.virtualshareholdermeeting.com/LAD2023 on Thursday, April 20, 2023, at 8:30 a.m. Pacific Daylight Time. On or about March 8th, 2023, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report on Form 10-K. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

During 2022 we continued to execute on our 2025 Plan and recorded the highest revenue and EPS in our history
•	We retailed over 580,000 units.
•	F&I per unit increased 12.3% to $2,203.
•	Monthly unique visitors (MUVs) averaged over 10 million each month combined across all digital channels with Driveway and Greencars traffic growing 236% to nearly 2.5 million MUVs per month.[1]
•	Expanded our reach beyond our local markets with an average shipping distance of 806 miles for Driveway transactions.
•	Scaled Driveway Finance Corporation, our captive lender, to a $2 billion portfolio at year-end.
•	Acquired businesses expected to contribute $3.5 billion in annualized revenues. Since announcing the 2025 Plan in July 2020, we have acquired a total of $13.9 billion in annualized revenues.
•
In 2022, LAD repurchased approximately 2.4 million shares at a weighted average price of approximately $276. Under the current share repurchase authorization, approximately $501 million remains available.

1
We count a unique visitor the first time an individual accesses one of our websites using a web browser during a calendar month. If an individual accesses our websites using different web browsers within a given month, the first access by each such web browser is counted as a separate unique visitor. If an individual accesses more than one of our websites in a single month, the first access to each website is counted as a separate unique visitor since unique users are tracked separately by IP address for each domain. We measure unique visitors with Google Analytics.

7

Our Company Strategy
Lithia & Driveway (LAD) continued to execute towards reaching the goals of our 2025 Plan by achieving the highest EPS and revenue results in our company history. We’re well-positioned to achieve our objectives of providing an integrated, omnichannel retail experience with convenient solutions offered through our comprehensive network of locations, e-commerce platforms and captive finance division.
We have constructed a nimble platform, expanding our regional presence to the most expansive and diversified national platform in North America. With our innovative technology, diversified products, brands and financial solutions, we sold over 580,000 units throughout our channels and posted our best year in our service, body, and parts business this year. Our ability to generate consistent free cash flow has allowed us to successfully grow through acquisitions. We’re shrinking the distance to our end markets while growing our market share.
LAD is focused on improving the customer experience whether it be online or in the store. We’re continually adjusting our merchandise and product offering to fit local markets. This architecture underpins our 2025 strategy. This positions us well to meet the needs of customers looking for an automobile, coupled with Driveway and Greencars, further expanding our reach while offering a wide variety of products.
In 2022, we scaled Driveway Finance Corporation (DFC) to a $2 billion portfolio representing nearly 60,000 loans. This adjacency diversifies our earnings stream and lays a foundation to expand our profitability in the future. As a leading captive finance arm for Lithia and Driveway, we can increase the penetration rate and grow the portfolio.
Our approach towards managing growth and liquidity is centered around our long-term growth initiatives. This includes investing in our current operations, technology, and adjacencies that diversify our business model and capital allocation. We’re targeting allocating our capital approximately 65% towards network development, including M&A, 25% towards capital expenditures, and the balance of 10% towards shareholder returns. In terms of leverage, we target 2-3x debt to EBITDA, giving us sufficient financial flexibility to manage our growth. This ensures sustainable growth while generating long-term value for shareholders.
Our culture of high performance and personal ownership is crucial to our success. We find, keep, and promote people who are happy working in high-performance environments and who like the challenge of always learning new skills and developing ambitious goals. To make sure our staff members are motivated and prepared to carry out our plan, we invest in them. Through new experiences, teamwork, professional development, and recognition, we foster personal growth in all our employees.
8

DIRECTORS AND NOMINEES

DIRECTOR NOMINEE DIVERSITY

44% of Board members are gender or ethnically diverse.

44%

DIRECTOR NOMINEE INDEPENDENCE

78% of Board members are independent.

78%

COMMITTEE INDEPENDENCE

100% of Board committee members are independent

100%

INDEPENDENT DIRECTOR NOMINEE AVERAGE TENURE

6 YEARS

0-4 YEARS ■■■
5-9 YEARS ■■
10+ YEARS ■■

INDEPENDENT DIRECTOR NOMINEE AVERAGE AGE

65 YEARS

35-59 YEARS ■
60-69 YEARS ■■■■■
70+ YEARS ■

EMPLOYEE/FOUNDER DIRECTORS

Sidney B. DeBoer, 79
Chairman of the Board
Founder of Lithia Motors, Inc.
Tenure: 55 years

Bryan B. DeBoer, 56
Chief Executive Officer and President
Tenure: 15 years

3 new independent directors added or nominated over the past four years

INDEPENDENT DIRECTORS

COMP
N&G

David J. Robino, 63
Lead Independent, Nominating and Governance Chair
EVP and Chief Administrative Officer, and Vice Chairman, of Gateway, Inc. (retired)
Tenure: 7 years

AUDIT
COMP
N&G

Susan O. Cain, 68
Independent, Audit Chair
Partner at KPMG LLP (retired), Audit Committee Financial Expert
Tenure: 14 years

Stacy C. Loretz-Congdon, 63 **NOMINEE**
Independent
SVP, CFO and Assistant Secretary, Core-Mark Holding Company, Inc. (retired)
Tenure: 2023 Nominee
Other Public Boards: 1

AUDIT
COMP

James E. Lentz, 67
Independent
Toyota North America (retired),
Tenure: Less than 1 year

AUDIT
COMP

Shauna F. McIntyre, 51
Independent
Former Interim CEO of Electric Last Mile Solutions, former President of Automotive of Ouster and former CEO of Sense Photonics
Tenure: 4 years

AUDIT
COMP
N&G

Louis P. Miramontes, 68
Independent, Compensation Chair
Managing Partner at KPMG LLP (retired), Audit Committee Financial Expert
Tenure: 5 years
Other Public Boards: 2

AUDIT
N&G

Kenneth E. Roberts, 78
Independent
Partner at Lane Powell (retired)
Tenure: 11 years

COMMITTEE PARTICIPATION

CHAIR
MEMBER

AUDIT – Audit Committee
COMP – Compensation Committee
N&G – Nominating & Governance Committee

9

Summary of Director Experience and Qualifications
Skills and Attributes of our Board
Our directors bring a balanced mix of skills, qualifications and experience and we believe their diverse backgrounds contribute to an effective and well-balanced Board. Listed below is a summary of the diverse skills and attributes of our Board of Directors:
Skills and Experience	Description
Finance
Directors with an understanding of accounting, financial reporting, capital allocation processes and financial markets are essential to ensuring effective oversight of our financial resources, risks and processes, and provide valuable advice and insights with respect to establishing a successful capital strategy critical to our ongoing success.

Legal and Compliance
Directors with risk management and compliance oversight experience guide our Board and management in executing their responsibilities to identify, evaluate and understand the magnitude of various risks facing the Company, and are key in designing appropriate policies and procedures to effectively mitigate and manage those risks.

Executive Compensation
Directors who have experience and expertise with tax, legal, securities and accounting issues are integral in setting the compensation of our executive officers and designing and implementing effective incentive plans.

Risk Management
Directors with experience in risk management guide our risk mitigation strategy beyond mere financial and accounting risk, to encompass cyber, enterprise, compensation, supply chain and ESG risk management.

International
Directors with international or global markets experience bring valuable knowledge and perspective of global industry dynamics to the Company and its international operations, including exposure to different cultural perspectives and practices and different political and regulatory environments.

Strategic & Senior Leadership
Directors with senior leadership experience in complex public, private and government organizations, whether as an officer or board member, can effectively oversee the management of the Company and bring a valuable perspective to important operational issues, strategy and initiatives to drive change and growth. These directors are generally highly effective at motivating, managing and inspiring others and have talent, professional development and succession planning skills.

Board Service & Governance
Directors with corporate governance experience gained from service on company boards provide valuable insight into the dynamics and operations of the Board and the impact that governance and compensation decisions have on the Company and stockholders. Their skills support the Company's goals of strong corporate governance practices through Board and management accountability, transparency, legal and regulatory compliance and protection of stockholder interests.

Marketing, Advertising & Investor Relations
Directors that have effectively engaged both customers and investors guide us as we seek to solidify an omni-channel customer experience while listening to and protecting the interests of our stockholders.

Technology, Cybersecurity, & Digital Innovation
As we continue to drive digital innovation in our market and the broader environment, we rely upon Directors with experience in innovating across digital platforms and designing systems to protect our electronic infrastructure, as well as our information and the information of our customers.

Mergers & Acquisitions
Directors with strategic planning and merger and acquisition experience can provide insight as we identify the best strategic manner in which to expand our business and drive growth either through innovative strategic initiatives or acquisitions and other business ventures. Such individuals can provide valuable guidance on how to develop a strategic plan and oversee the execution of key strategic initiatives and evaluating our progress of those initiatives.

Human Rights & Community Responsibility
Directors who have experience advocating not just for shareholders, but stakeholders, provide valuable insight into protecting the rights of people, our employees and the communities in which we do business, and are advocates of social justice.

Diversity & Inclusion
Directors who have experience and expertise in building cultures that are rich in gender and ethnic diversity, inclusion and equal opportunity help us incorporate those same ideals into our human capital management strategy.

10

Director Biographies
SIDNEY B. DEBOER
Biography
Sidney B. DeBoer took Lithia Motors public in 1996 and is the Chairman of the Board. Mr. DeBoer served as Chief Executive Officer (CEO) and Secretary from 1968 through 2011, and then Executive Chairman through the end of 2015. His charitable work on the Southern Oregon University Foundation Board, Oregon Community Foundation and the Oregon Shakespeare Festival has created a vibrant community for our Company’s headquarters. Mr. DeBoer attended Stanford University and the University of Oregon.
Board Qualification
Mr. DeBoer’s founder’s spirit and pioneering work in the public auto retail sector and as an automotive dealer has earned him numerous awards and recognition. His familiarity with our business, executive leadership knowledge and industry experience make him uniquely qualified to serve as our Chair.
BRYAN B. DEBOER
Biography
Prior to becoming CEO, Bryan B. DeBoer was Senior Vice President of Mergers & Acquisitions/Operations and then Chief Operating Officer driving the growth of Lithia and transforming the Company culture to an entrepreneurial and high-performance model. Upon joining Lithia in 1989, Mr. DeBoer grew through the store positions of Finance Manager, Used Vehicle Manager, General Sales Manager, General Manager and multi-store General Manager. Mr. DeBoer has a B.S. degree, summa cum laude, from Southern Oregon University in Business Administration. He also graduated from the National Automobile Dealers Association Dealer Academy.
Board Qualification
Mr. DeBoer has been our CEO and President since 2012 and first became a director in 2008. Mr. DeBoer’s store experience, passion for mergers and acquisitions and demonstrated ability to develop strong manufacturer relationships drive our growth. His enthusiasm for the car business combined with a visionary spirit set the tone for our innovative and entrepreneurial culture.
SUSAN O. CAIN
Biography
Susan O. Cain had a long career at KPMG LLP, joining in 1978, and retiring as a partner in the San Francisco office in 1999. While with KPMG, she specialized in banking institutions and trust tax services. Ms. Cain was a Senior Instructor in accounting at Southern Oregon University, located in Ashland, Oregon since 2004, retiring in 2019. Ms. Cain is involved with various non-profit and charitable organizations including the Ashland Independent Film Festival and the Oregon Shakespeare Festival. Ms. Cain holds a B.A. degree in General Science from Oregon State University and a Master of Science in Taxation from Washington School of Law, Washington Institute of Graduate Studies.
Board Qualification
Ms. Cain joined our Board of Directors in 2009. She maintains her CPA license in California and brings to our Board a high level of accounting expertise. She serves as the Audit Committee Chair and is an audit committee financial expert as defined under SEC rules. Ms. Cain was selected to serve on our Board of Directors because of her significant financial and accounting expertise and experience.
JAMES E. LENTZ
Biography
James E. Lentz spent the majority of his more than 40 years in the auto industry at Toyota, where he served as its CEO from 2013 until his retirement in 2020. During his 38 years with Toyota, Lentz oversaw all business for Toyota’s North American region, including manufacturing, research and development, sales, marketing, product support, and corporate resources. Lentz led and contributed to several key milestones in Toyota’s history, including the Scion brand launch and the recognition of Toyota and Lexus brands as leaders in customer experience. He has been named “Marketer of the Year” by Advertising Age, an “All-Star” by Automotive News, and “Industry Leader of the Year” by the Automotive Hall of Fame. Lentz also serves as an advisor on several boards. Mr. Lentz earned both his undergraduate degree and M.B.A. in Finance from the University of Denver.
Board Qualification
Mr. Lentz joined our Board in October of 2022. With his tenured career in the automotive industry, and extensive experience in corporate resources, Mr. Lentz is lending his expertise while serving on our compensation and audit committees.
11

STACY C. LORETZ-CONGDON
Biography
Stacy C. Loretz-Congdon, in 2016 and after 26 years of service, retired from Core-Mark Holding Company, Inc., one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry and a Fortune 500 company which merged with Performance Food Group Company (NYSE: PFGC) in 2021. Ms. Congdon served in various capacities at Core-Mark, including as Senior Vice President, Chief Financial Officer and Assistant Secretary from December 2006 to May 2016, during which time she also served on Core-Mark’s Information Technology Steering Committee and the Investment Committee, as well as a board member of all Core-Mark subsidiaries. Ms. Loretz-Congdon has served on the board of Farmer Bros. Co (Nasdaq: FARM) since 2018 and the board of Core-Mark Families Foundation, a non-profit providing scholarships to children, since 2015. In 2015, Business Insider named Ms. Loretz-Congdon as one of the Top 50 female CFOs in the Fortune 500 and Convenience Store News named her Woman of the Year. Prior to joining Core-Mark, Ms. Loretz-Congdon was an auditor for Coopers & Lybrand. Ms. Loretz-Congdon received her B.S. in Accounting from California State University, San Francisco.
Board Qualification
Ms. Loretz-Congdon will, if elected, join our Board following our 2023 Annual Shareholder Meeting. Ms. Loretz-Congdon will bring to our Board her deep experience in accounting and the oversight of Fortune 500 public company finance functions, including all corporate finance disciplines, strategy execution, risk mitigation, investor relations, as well as involvement with human capital management and technology initiatives.
SHAUNA F. MCINTYRE
Biography
Shauna F. McIntyre served as CEO of automotive technology company, Sense Photonics, from April 2020 until October 2021, and previously in various roles at Google. She has held integral roles at Ouster, Electric Last Mile Solutions, Egon Zehnder International, Achates Power, Inc., Honeywell International, Inc., McKinsey & Company, and Ford Motor Company. Ms. McIntyre served on the Board of Directors for the Los Altos Educational Foundation and was also a co-founding board member for the North American Council for Freight Efficiency. Ms. McIntyre holds a B.S. from the University of California, Los Angeles, a M.S. from the University of California, Berkeley, and an M.B.A. from Harvard.
Board Qualification
Ms. McIntyre joined our Board of Directors in April 2019. Ms. McIntyre brings a wealth of knowledge and expertise to our Board in a wide variety of subjects within the automotive industry, including manufacturing, cyber security, technology, innovation, E-commerce, finance and operations. Ms. McIntyre was selected to serve on our Board of Directors because of her valuable strategic, industry and leadership experience.
LOUIS P. MIRAMONTES
Biography
Louis P. Miramontes has been an independent financial advisor since 2014. Mr. Miramontes currently serves as the Audit Committee Chair of the Board of Directors for Rite Aid Corporation and is a member of the Audit and Nominating and Governance committees of Oportun Financial Corporation. He provides advisory services to a real estate development company. Mr. Miramontes had a distinguished 38-year career at KPMG, where he served in many leadership roles, including managing partner of the San Francisco office and Senior Partner for the Latin America region. He provided audit services to public and private clients in the retail, financial services, and real estate sectors. Mr. Miramontes holds a B.S. in Business Administration from California State University, East Bay.
Board Qualification
Mr. Miramontes joined our Board in 2018. Mr. Miramontes chairs our Compensation Committee. Mr. Miramontes has extensive experience in accounting, financial reporting and corporate governance. He is also an audit committee financial expert as defined under SEC rules.
12

KENNETH E. ROBERTS
Biography
Kenneth E. Roberts was a partner with the law firm of Roberts Kaplan LLP (formerly Foster Pepper LLP) from 1987 until the firm joined with Lane Powell in January 2011. His private law practice focused on corporate finance, mergers and acquisitions, corporate governance, executive compensation and securities, representing public companies and community banks. Mr. Roberts is a graduate of Harvard Law School and Oregon State University with a B.S. in Business and Technology.
Board Qualification
Mr. Roberts joined our Board in 2012 after working many years as a leading outside corporate counsel. Mr. Roberts lends insightful analysis to our mergers and acquisitions strategies and corporate governance matters.
DAVID J. ROBINO
Biography
David J. Robino began his management career at The Maytag Corporation and Pepsi-Cola. He joined AC Nielsen in 1989, culminating as Senior Vice President of Nielsen International, based in Brussels, Belgium. After a successful Vice Presidency at AT&T's Business Markets Division, Mr. Robino left to lead Gateway, Inc. as Executive Vice President and Chief Administrative Officer and later Vice Chairman. Upon retiring from Gateway, Mr. Robino served as a member of the board of directors of Memec, Inc., then the world's leading distributor of specialty semiconductors, and Insight Enterprises, Inc., a global provider of information technology capabilities to enterprises. He served on the faculty of Southern Oregon University's School of Business from 2012 to 2016. Mr. Robino has an M.S. in Industrial Relations from Iowa State University and B.A. in Social Studies from Graceland College.
Board Qualification
Mr. Robino joined our Board in 2016. Mr. Robino’s human capital, business, executive management and board experience over the course of his career at many large firms, provides us with international expertise across a broad range of subjects. Mr. Robino chairs our Nominating and Governance Committee, and is our Lead Independent Director.
13

Non-Director Executive Officers
CHRISTOPHER S. HOLZSHU
Biography
Christopher S. Holzshu is our Executive Vice President and Chief Operating Officer (COO), a role he has served in since November 2019. He previously served as Chief Financial Officer and Chief Human Resources Officer. Throughout his career with us he has gained a deep understanding of the operations of our stores and a special talent for relating to individuals at all levels of the organization. Mr. Holzshu joined Lithia in 2003 after working for several years at KPMG LLP, where he specialized in automotive manufacturing, financial services and other retail sectors. He holds a B.S. in Accounting from the University of Alaska.
MARGUERITE CELESTE
Biography
Marguerite Celeste joined Lithia as our Senior Vice President and Chief Marketing Officer in July 2021. Marguerite is an alum of NBC Universal, Dream Works Animation, and The Walt Disney Company. From 2011 to 2013, Ms. Celeste served as Director of Creative Services at Lithia. Marguerite embodies the insights and innovative acumen necessary to continue to reimagine and catapult Lithia & Driveway brands to reflect needs of the consumer. Her strong background in brand management, voice of customer, operational excellence, and creativity connect a vibrant voice to the company's vision to provide consumers with personal transportation solutions wherever, whenever, and however they desire. Marguerite holds a BA and H.Dip.Ed from University College Cork, Ireland.
GARY GLANDON
Biography
Gary Glandon is our current Senior Vice President and Chief People Officer (CPO). As CPO, he is responsible for leading all human resources functions and ensuring the company continues to build a culture that attracts, engages, and develops the best teams to support the 2025 Plan. Before joining LAD in February of 2021 Gary was CHRO of many fast-growing international organizations and has more than 30 years of experience as an HR and Environmental Health and Safety executive. Most recently, he was President and CEO of Glandon Partners, an international HR consulting and executive coaching practice and, prior to that, SVP and CHRO of Rogers Corporation, an international specialty materials business supplying advanced materials to the communications and auto industries. Mr. Glandon holds an M.S.B.A from the University of Saint Francis, a B.S.B.A from Michigan State University (MSU) and a B.B.A. from MSU’s Broad College of Business.
SCOTT A. HILLIER
Biography
Scott A. Hillier is our Senior Vice President of Operations and has served in this role since 2008, overseeing store leadership. Mr. Hillier joined Lithia in 1986, working in our stores in roles including Finance Manager, General Sales Manager, General Manager, and multi-store General Manager. Mr. Hillier quickly developed a reputation for identifying talent and building teams which led to his promotion to Vice President of Human Resources in 2003. In his current role, Mr. Hillier helps foster our value of taking personal ownership for performance by mentoring store leadership including the Lithia Partners Group. Mr. Hillier graduated from Southern Oregon University with a B.S. in Inter-Disciplinary Studies.
GEORGE N. HINES
Biography
George N. Hines is our Senior Vice President, Chief Innovation and Technology Officer and has served in this role since July 2019. Before joining Lithia, Mr. Hines held technology and innovation leadership roles at Massage Envy Franchising and Viad Corp. Early in his career, he worked with Deloitte Consulting and Ernst & Young Management Consulting, where he advised clients in the telecommunications industry. George brings a passion for creating pleasant, frictionless experiences and innovative technologies. Additionally, he brings a global view to his work having lived and worked in Peru, Ecuador, Brazil, Spain, and the United Kingdom. He holds a B.S. in MIS from Millikin University and has most recently completed studies in the Stanford School for Design Thinking and Innovation.
TINA H. MILLER
Biography
Tina H. Miller is our Senior Vice President, Chief Financial Officer (CFO), leading the accounting, tax, corporate finance, financial planning and analysis, risk management and treasury functions, and has served in this role since August 2019. She joined Lithia in 2005, working in internal audit and corporate accounting before being promoted to Corporate Controller in 2015 and Vice President in 2018. Before Lithia, Ms. Miller worked as an auditor at Ernst & Young in their assurance practice. She graduated from Santa Clara University with a B.S. in Accounting and is a licensed CPA in Oregon.
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DAVID G. STORK
Biography
David G. Stork is our Senior Vice President and Chief Administrative Officer and began serving in that role in 2021. Mr. Stork previously served as our Chief Legal Officer since December 2018. Before joining Lithia & Driveway, David was General Counsel and Head of Compliance at JELD-WEN. Inc, as well as working as General Counsel and Director of risk management for a large retailer, Krause Gentle Companies. His expertise in innovation, diversification, risk management, compliance, mergers and acquisitions and the enhancement of intellectual property are beneficial as Lithia grows and diversifies. Mr. Stork holds a bachelor's degree in Literature and Economics from Luther College and a Juris Doctorate from the University of Minnesota Law School.
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CORPORATE GOVERNANCE
Board Leadership and Structure
Board of Directors
Our Bylaws provide for not fewer than five and not more than nine directors. Our Board of Directors has the discretion to set the size of our board from time to time. Currently, our Board of Directors has set the number of directors at nine.
There is no requirement that directors attend our Annual Meeting of Shareholders, but directors are encouraged to do so. Our Board of Directors held fourteen meetings in 2022. Each incumbent director attended at least 80% of all meetings of the Board and of the Board committees on which the director served. All of our incumbent directors attended our 2022 Annual Meeting of Shareholders except for James Lentz, who commenced Board service on October 1, 2022.
2022 Board and Committee Composition
The Board has three standing committees, each of which operates under a charter that has been approved by the Board. The Chair of each committee reviews and discusses the agendas and materials for meetings with senior management in advance of distribution to the other committee members, and reports to the Board on actions taken at each committee meeting. The following table sets forth the current membership of each committee.
Director	Key	Audit	Compensation	Nominating & Governance
Sidney B. DeBoer	CB
Susan O. Cain	I	C	✔	✔
Bryan B. DeBoer
James E. Lentz	I	✔	✔
Shauna F. McIntyre	I	✔	✔
Louis P. Miramontes	I	✔	C	✔
Kenneth E. Roberts	I	✔		✔
David J. Robino	LI		✔	C
CB = Chairman of the Board I = Independent Director LI = Lead Independent Director C = Committee Chairman
Board Committees
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each committee member is an independent director under NYSE listing standards, including, with respect to members of the Audit Committee and the Compensation Committee, under the enhanced independence standards that apply to members of those committees. A written copy of our committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Shareholder Communications Policy may be obtained by contacting our Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. These documents are also available on our Investor Relations website at www.investors.lithiadriveway.com.
THE AUDIT COMMITTEE
The Audit Committee is responsible for: the engagement, evaluation and oversight of our independent auditors; the review of our financial statements and financial disclosure; the assessment of accounting practices and policies and risk management; the review of our internal audit function and effectiveness of internal controls; and approving related party transactions; among other duties. The Audit Committee serves as a conduit to promote open communication between the independent auditors, the accounting department
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and internal auditors, management and the Board in furtherance of our commitment to accurate financial reporting, sound financial risk practices, and ethical behavior. The Audit Committee routinely meets in executive session with representatives from KPMG, our Chief Financial Officer and our Director of Internal Audit. Our Director of Internal Audit reports directly to the chair of the Audit Committee. The Audit Committee held four meetings during 2022. To ensure sufficient attention to the duties of our Audit Committee, committee members may not serve on more than two other public company audit committees. In addition to meeting the independence requirement for audit committee members, each current member of the Audit Committee also meets the financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE. Our Board has reviewed the qualifications and experience of the nominees standing for election and has determined that Mses. Cain and Loretz-Congdon, and Mr. Miramontes, satisfy the requirements of an “audit committee financial expert” as defined by SEC rules.
THE COMPENSATION COMMITTEE
The Compensation Committee is responsible for our executive compensation philosophy. The committee annually reviews the performance of and determines the base salary and variable and long-term compensation for our Chief Executive Officer. The Compensation Committee also reviews and approves the compensation for other executive officers and reviews and recommends the compensation for non-employee Board members.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of the Chief Executive Officer and our other executive officers and make recommendations to the Board with respect to compensation of our non-employee directors. The Compensation Committee has overall responsibility for evaluating and, as appropriate, approving or recommending to the Board, compensation plans, policies and programs of the Company as they affect the executive officers. The Committee is also responsible for providing input to the Board regarding executive officer succession and talent development, and reviewing the Company's policies, programs and initiatives for diversity and inclusion and human capital management and providing guidance to the Board and management on these matters.
The Compensation Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant and outside legal counsel as necessary to assist with the execution of its duties and responsibilities. In 2022, the Compensation Committee retained Pay Governance LLC (Pay Governance) to provide advice and counsel. Pay Governance provided compensation advice to the Committee on our Chief Executive Officer, Chief Financial Officer and next three highest-paid executives. The Compensation Committee administers our employee benefits plans, including our 2013 Amended and Restated Stock Incentive Plan, 2009 Employee Stock Purchase Plan, Short-Term Incentive Plan and Executive Management Non-Qualified Deferred Compensation and Supplemental Executive Retirement Plan. The Compensation Committee certifies and approves payments based on performance measures. The Compensation Committee held twelve meetings in 2022. See “Compensation Discussion and Analysis” below for more information on our compensation philosophy and how the Compensation Committee determines the compensation of our executive officers.
The Compensation Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent Pay Governance from independently representing the Committee. In making this assessment, the Committee considered each of the factors set forth by the SEC and the NYSE with respect to the Pay Governance’s independence, including that Pay Governance provided no services for the Company other than pursuant to its engagement by the Committee. The Committee also determined there were no other factors the Committee should consider in connection with the assessment or that were otherwise relevant to the Committee’s engagement of Pay Governance.
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THE NOMINATING AND GOVERNANCE COMMITTEE
The Nominating and Governance Committee is responsible for assisting our Board in identifying qualified individuals to become Board members; recommending to our Board nominees for each Annual Meeting of the Shareholders; overseeing evaluations of the Board and its committees; developing, periodically reviewing, monitoring and recommending to the Board effective corporate governance policies and procedures; and developing and enforcing a Code of Business Conduct and Ethics. The Nominating and Governance Committee held four meetings in 2022.
Director Independence
Our Corporate Governance Guidelines require our Board to be comprised of a majority of independent directors. Generally, under NYSE listing standards, a director is not independent if the director has a direct or indirect material relationship with Lithia or its management. In accordance with its charter, the Nominating and Governance Committee annually reviews the independence of all non-employee director nominees and reports its findings to the full Board of Directors, which makes a determination about the independence of each nominee. The Board of Directors and the Nominating and Governance Committee review and discuss all transactions and relationships between each director nominee or any member of the director's immediate family and Lithia, its consolidated subsidiaries and affiliates, and management, both in the context of the specific independence standards enumerated in the NYSE listing standards, as well as other business and personal relationships that could compromise the independent judgment of a director. Other than the NYSE listing standards, we do not adhere to categorical standards for determining independence; rather, we review and evaluate the specific facts and circumstances of each transaction and relationship to determine whether the director is independent. As a result of this review, our Board of Directors affirmatively determined that each of Mses. Cain, Loretz-Congdon, and McIntyre and Messrs. Lentz, Miramontes, Roberts, and Robino is independent under NYSE listing standards.
Lead Independent Director and Governance Practices
Lithia’s governance documents provide our Board with flexibility to select the leadership structure that is best for the Company. If the Chairman of our Board of Directors is not an independent director, our Board of Directors annually selects an independent director to serve as the “Lead Independent Director” responsible for coordinating the activities of the independent directors, ensuring the Board and management address matters important to the independent Board members and fulfilling the Lead Independent Director duties set forth in Lithia’s Corporate Governance Guidelines. If the Chairman of our Board of Directors is an independent director, our Board of Directors may nonetheless select a Lead Independent Director from one of the other independent directors.
Bryan B. DeBoer is our President and Chief Executive Officer, and Sidney B. DeBoer is our Chairman of the Board. At this time, we believe it beneficial for Sidney B. DeBoer to bring his strength as a long-time leader at Lithia to the role of Chair, while Bryan B. DeBoer focuses as CEO on developing and implementing the Company’s strategies. Our Board of Directors appointed David J. Robino as Lead Independent Director commencing on May 1, 2022 to help ensure the strength and facilitate the active role of the independent members of the Board.
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From our Lead Independent Director
On behalf of the independent members of our Board, this letter highlights some of the ways the Board works together to provide independent oversight of management and stewardship of your interests.

Shareholder Engagement: Lithia and its Board greatly value engagement with our shareholders. Beyond interacting with our shareholders through our Annual Shareholder Meeting and Investor Relations representatives, Lithia also maintains a robust schedule of other communications with shareholders. In the past year, the Company engaged with shareholders representing 80% of our top 50 shareholders, on a variety of topics, including our executive compensation program. This type of engagement has led to historically strong say-on-pay support, including 97% of votes cast in favor in 2022. Finally, all our directors are elected annually, and we have adopted proxy access permitting eligible shareholders to nominate director candidates.

Independent Board Oversight: The Board’s independence is particularly important to our governance philosophy given our origins as a family business. This perspective best enables us to oversee Lithia’s strategic and operational conduct. All of our directors except for the CEO and Chairman are independent and each of our three committees is made up entirely of independent directors. Our Lead Independent Director is responsible for facilitating meaningful dialogue among management and all directors on major business issues, transactions, and opportunities. This dialogue is further advanced by our Lead Independent Director’s responsibility to help plan the Board’s agenda, regularly meet with the other independent directors without management present, and preside over independent director executive sessions and over Board meetings in which non-independent Board members may have a real or perceived conflict.
Board Renewal and Diversity: We are committed to reviewing board succession and renewal on an ongoing basis. As Lithia grows in scope, complexity, and impact, we seek to maintain an exceptional team of directors with the skills and backgrounds necessary to oversee Lithia’s success in each new stage of its development. For this reason, we appointed James Lentz to our Board in October of 2022, and are proposing that our shareholders elect Stacy Loretz-Congdon to our Board at our upcoming Annual Shareholder Meeting. Following his appointment, our Board immediately benefited from Mr. Lentz’s experience at one of the top names in our industry. Likewise, we expect that Ms. Loretz-Congdon’s financial and operational success in both the C-suite and board room will be an important addition to Board-level discussions and oversight. These additions to our team would grow our critical mass of relevant Board expertise, and increase our gender diversity to three women and one ethnically diverse directors.
Our People, Our Mission: At Lithia, our people are at the heart of our mission and key to our success. At the executive level, our Compensation Committee ensures that our executives’ compensation incents the creation of shareholder value. It also reviews our executive succession plan to nurture leadership for future growth. Additionally, the Committee oversees the critical elements of our employees’ experience, including employee safety, and training and development, as described in greater detail in our Corporate Social Responsibility section and in our Compensation Discussion and Analysis below.
Corporate Social Responsibility: Responsible, sustainable growth is at the foundation of our business philosophy and strategy, and, therefore, an increasing emphasis of our Board. Our review of Lithia’s sustainability policies and practices is an integral component of how we oversee the business. Our commitment to the environment, the communities in which we do business, our employees’ rights, and the most effective methods of corporate governance is essential to our long-term success. You can access the details of this commitment in our Corporate Social Responsibility Report, which can be found at investors.lithiadriveway.com.
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Strategic Oversight and Risk Management: While we are focused on growth, we actively seek to manage and minimize strategic and operational risk within our organization to promote the long and short-term interests of our stakeholders. Our Board oversees our risk management strategies, and regularly considers major challenges and growth opportunities, capital allocations, and other strategic initiatives, particularly within our omnichannel and growing international strategies. The Board oversees our cybersecurity and data protection strategy and has designated our fellow director, Shauna McIntyre, to lead that oversight effort, as discussed in more detail below. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and other relevant policies are available on our website at investors.lithiadriveway.com.
Our Commitment to Strong Governance Standards: In 2022, the Board met fourteen times and its three committees met a total of twenty times. We review our governance practices annually to maintain our independence, resilience, and effectiveness. Our Board and its committees perform self-evaluations on an annual basis, where an independent third-party conducts a review of the performance of each director, each Board committee, and the Board as a whole. In addition, an independent third party annually facilitates a “360 degree” review of our Chief Executive with the other Board members and the Company’s senior-most officers. The results of these reviews are discussed between the Chairman of the Compensation Committee, the Lead Independent Director, and our Chief Executive, and amongst the Board as a whole. These discussions influence our decisions regarding current and future Board and company goals.
The Board is absolutely committed to serving and protecting your interests as Lithia continues to implement its short and long-term objectives.

David J. Robino
Lead Independent Director
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Director Qualifications and Nominations
The Nominating and Governance Committee is responsible for identifying and evaluating potential director nominees for election to our Board of Directors each year. The committee seeks a selection of directors who as a group will possess diverse skills and knowledge, including in such area as finance, marketing, management, and technology, as well as automotive retailing, that will contribute to the Board's overall effectiveness and the Company's overall corporate goals and responsibility to its shareholders.

As part of the nomination process, the Nominating and Governance Committee annually reviews and evaluates the skills, talents, other characteristics and contributions of the current directors in the context of the desired composition of our Board, our operating requirements and the interests of our shareholders. The committee also reviews and interviews candidates for our Board of Directors whose background and experience suggest the candidates may be valuable to board members considering the current Board composition. The Nominating and Governance Committee may propose to nominate current Board members or replace or add new Board members. Potential candidates may be suggested by various sources, including management, Board members, shareholders, business leaders and other industry executives and directors. We may from time-to-time engage a director search firm. The Russell Group was engaged in connection with the appointment of Mr. Lentz and the nomination of Ms. Loretz-Congdon.
Specifically, the Nominating and Governance Committee evaluates potential director nominee candidates based on broad criteria that include the individual’s skills, experience and other factors in the context of the current composition of our Board of Directors, including the Board’s overall diversity. Among other aspects, the Nominating and Governance Committee evaluates the following factors when evaluating director nominees: business experience, other directorships, business and personal relationships with management, educational background, expertise in finance and accounting, knowledge of financial reporting and the business of the Company, and industry experience. In this context, diversity encompasses differences of viewpoint, personal and professional experience, education, skill, and other individual qualities and backgrounds, such as gender, race and ethnicity. The Nominating and Governance Committee believes that gender, racial, ethnic and similar diversity on the Board is important and will specifically consider those factors in connection with the continuing composition of the Board and any new director nominees. At a minimum, director nominees must have the ability to dedicate sufficient time to Board activities, and independent director nominees must meet applicable NYSE independence standards and not have any conflicts of interest with the Company. The Nominating and Governance Committee reviews its effectiveness in balancing these criteria when assessing the composition of our Board.
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Directors are not considered independent if they have been on the Board for 15 or more years, and no person may serve as an independent director after the age of 79.
If a director is an active member of the board of directors of more than three other public companies, then the Nominating and Governance Committee, when performing its annual review of the composition of the Board, will take into consideration the competing time requirements of the director in fulfilling the directors' duties as a member of the Board.
We require all of our directors to annually sign an acknowledgment of their confidentiality obligations and obligations under our insider trading policy and other applicable policies to reinforce their commitment to protect our confidential information and our business reputation and to comply with applicable securities laws.
We seek to attract and retain qualified candidates for Board membership regardless of the origin of recommendation, and there are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or the committee itself. The Nominating and Governance Committee will consider potential nominees recommended by any record or beneficial shareholder. See “Shareholder and Other Interested Party Communications-Shareholder Director Recommendations” below.
Our Board’s Risk Oversight Role
Our Board of Directors monitors the risks facing our business by evaluating our risk management processes, including the processes established to monitor how management reports material risks to our Board of Directors and how our executive team manages the various risks that our business faces. Our Board of Directors annually reviews the potential risks we face, including cyber risks, environmental risks and the potential impact of new laws and industry and competitive developments on our business, and the potential severity and likelihood of the risk. It considers immediate or short-term risks, while also evaluating and monitoring risks that could develop in severity or likelihood overtime. Our Board of Directors collaborates with management on developing the Company's annual risk management plan and, as part of that process, helps management ensure that those risks and uncertainties are considered in ongoing operations and in the Company’s risk management plan. Our Board of Directors has delegated responsibility for certain areas of its risk oversight to its standing committees.
The Compensation Committee, together with our Board of Directors, reviews and manages our compensation policies and programs to ensure they do not encourage excessive risk-taking by our executives and employees. The Compensation Committee reviews a summary and assessment of such risks at least annually and in connection with the discussion or review of individual elements of compensation. In light of these features, we conclude that the risks arising from our executive and employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
The Audit Committee reviews our material financial risk exposures and the process by which management assesses and manages financial risks. The Audit Committee also meets with management to discuss the steps management has taken to assess, monitor and mitigate risks that the Company faces.
While our Board of Directors oversees risk management, our management is charged with managing risk through effective internal controls and processes, which facilitate the identification and management of risks, and management regularly discusses risk management with our Board of Directors. Management will retain advisors or experts, as necessary, who can provide meaningful assistance in determining, accessing or managing areas of risk, beyond the Company’s own capabilities.
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Cybersecurity
We proactively work to protect the privacy of our customers and secure their personal information and data. We also focus on the integrity of our technology and information systems and preventing cyber crimes against us. We operate with an internal policy and control framework for data protection, which is compliant with regulatory requirements and employs technology and resources for cyber protection.
Our Board of Directors oversees our cybersecurity and data protection strategy and appoints a director to lead the Board’s efforts. That Director is Shauna McIntyre, and she attends education programs and otherwise becomes familiar with developments and practices in cybersecurity, better enabling Ms. McIntyre, and therefore the Board, to oversee the Company’s cybersecurity strategy. Management regularly reports risk exposures to the Board as well as the steps taken to monitor and control them. That includes direct interaction between individuals in charge of information technology and cyber protection and the Board of Directors. With the involvement of the designated director, we also obtain reports, evaluations and recommendations regarding our policies and systems from third parties with cybersecurity and information technology expertise. Currently, our Board of Directors believes assigning a director to lead the Board of Director’s cybersecurity risk oversight and thereby reviewing cyber risks and security amongst the full Board of Directors, better serves its oversight responsibility than assigning cyber risk oversight to a committee.
Code of Business Conduct and Ethics
We adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive, financial and accounting officers. A complete copy of our Code of Business Conduct and Ethics is available on our website at www.investors.lithiadriveway.com. You may request a copy by mail from our Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. We intend to publicly disclose any amendment to and any waiver of the Code of Business Conduct and Ethics on our website.
Compensation of Directors
Non-Employee Director Compensation
Our directors serve from election at each Annual Meeting of Shareholders until the following annual meeting or until the director’s successor is elected and qualified. The Compensation Committee annually reviews non-employee director compensation and recommends any applicable changes to our Board of Directors. The Compensation Committee engages independent consultants to review the market competitiveness of the compensation paid to the non-employee directors compared to Company peers. The Compensation Committee engaged Pay Governance in 2022 to help review and assess non-employee director compensation for the 2022-2023 Board service year. Pay Governance recommended, and the Board of Directors approved, changes to the director compensation program to retain competitive positioning for the 2022-2023 Board service year. The changes include an increase to the cash retainer amounts and equity grants, as noted below. The changes in the director compensation program are effective for the 2022-2023 service year. Accordingly, the actual compensation paid to a non-employee director in the 2022-2023 calendar year is earned under two separate compensation programs. Except for Sidney B. DeBoer, directors who are employees of the Company are not compensated separately for their service as directors. As noted in the Non-Employee Director Compensation Table, for his services as a director, Sidney B. DeBoer receives the same compensation, in the same form, as the Company pays to its non-employee directors.
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Separately, Sidney B. DeBoer receives payments for his prior services rendered as an employee that are described below under “Certain Relationships and Transactions with Related Persons.” on page 73. Executive officers of the Company do not recommend or determine non-employee director compensation. Our non-employee directors are Mses. Cain and McIntyre and Messrs. Lentz, Miramontes, Roberts and Robino.
We pay a majority of our non-employee directors’ compensation as equity awards. The Compensation Committee believes that paying a majority of the annual compensation in equity provides non-employee directors with a vested interest in our long-term financial success and aligns their interests with those of our shareholders. The compensation structure for our non-employee directors for the 2022-2023 service year was as follows:

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$100,000 cash (no increase from the 2021-2022 calendar year) plus an additional $25,000 cash ($5,000 increase from the 2021-2022 calendar year) to each director for each committee chair position the director holds and $30,000 cash (no increase from the 2021-2022 calendar year) to each director who serves as a Lead Independent Director or as chairman of the Board. In each case, cash amounts are paid in 12 monthly installments over the service period.

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An award for a number of restricted stock units (RSUs), which are settled in shares of our common stock, with a value of $170,000 ($10,000 increase from the 2021-2022 calendar year). The number of RSUs awarded is based on the average closing share price for the 40 trading days prior to the award grant date.

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RSU awards to our non-employee directors are granted immediately after our annual shareholder meeting and vest over one year, with 25% vesting on the first business day of the month after each regularly scheduled quarterly meeting of our Board of Directors if the director continues to serve on that day. All equity grants to non-employee directors are subject to our stock ownership policy. See “Non-Employee Director Stock Ownership Policy; Hedging and Pledging Restrictions” below.

2022 Director Compensation
Non-Employee Director Compensation Table
The following table summarizes compensation paid or granted to non-employee directors and to our Chairman during calendar year 2022, which amounts represent the 2022 portion of both the 2021-2022 Board term and the 2022-2023 Board term:
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total Compensation
Sidney B. DeBoer(4)	$146,667	$152,201	$—	$298,868
Susan O. Cain	$123,333	$152,201	$338	$275,873
James E. Lentz	$16,667	$83,511	$—	$100,178
Shauna F. McIntyre	$100,000	$152,201	$—	$252,201
Louis P. Miramontes	$133,333	$152,201	$—	$285,534
Kenneth E. Roberts	$100,000	$152,201	$4,780	$256,981
David J. Robino	$143,333	$152,201	$—	$295,534
(1)	The fees reflected in the column “Fees Earned or Paid in Cash” in the above table are the actual fees earned in calendar year 2022.
(2)
The amounts set forth in this column reflect the grant date fair value of all awards granted in 2022 calculated in accordance with FASB ASC Topic 718 and excluding the effects of any forfeitures. (See Note 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for the valuation and assumptions and other information related to our stock awards).

(3)	Amounts paid by us on behalf of our Board members for long-term care insurance premiums.
(4)	Does not include amounts paid to Mr. DeBoer under the Transition Agreement, which are described under “Certain Relationships and Transactions with Related Persons” on page 73.
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The following table sets forth all stock units held by each non-employee director as of December 31, 2022:
Name	Unvested Stock Awards (#)
Sidney B. DeBoer	133
Susan O. Cain	133
James E. Lentz	195
Shauna F. McIntyre	133
Louis P. Miramontes	133
Kenneth E. Roberts	133
David J. Robino	133
Deferred Compensation Agreements with Non-Employee Directors.
We offer our non-employee directors the opportunity to defer receipt of their compensation by entering into a Deferred Compensation Agreement with the Company. Under this agreement, participants who elect to defer compensation may defer receipt of all or a portion of their cash compensation and any stock award. Louis Miramontes elected to defer his stock compensation for all of 2022.
Non-Employee Director Stock Ownership Policy; Hedging and Pledging Restrictions
We expect our non-employee directors to acquire and hold sufficient shares of our common stock to meaningfully participate in the risks and rewards of ownership with our shareholders and to appropriately align the interests of directors with our long-term goals. Accordingly, under our Stock Ownership Policy for Directors, non-employee directors are required to own and maintain shares of our common stock having a market value equal to at least five times the annual base cash compensation paid to the director within five years after the director’s initial appointment to our Board of Directors. (If a director does not or ceases to comply with the policy, the director is expected to retain 100% of the net after-tax shares received upon the settlement of any equity incentive award and not otherwise transfer any shares until the stock ownership minimums are attained). In determining compliance with the policy, share ownership includes RSUs subject to time-vesting and indirect share ownership.
Our Insider Trading Policy and our Stock Ownership Policy for directors specify that they may not (1) engage in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or (2) hold Company securities in a margin account or otherwise pledge Company securities as collateral for a loan.
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CORPORATE RESPONSIBILITY
Our Commitment to all Stakeholders
Lithia's corporate responsibility goals include improving the quality of life for our team and customers. We are committed to improving constantly and reducing our environmental impact through continuous innovation and teamwork. We recognize that responsible growth is critical to our company's future success. As a result, our long-term value creation strategy goes beyond financial metrics to consider the needs of all stakeholders in Lithia's operations. Our environmental and social initiatives are listed below, and our good governance highlights are mentioned above in the letter from our Lead Independent Director.
Environmental Goals

Goal 1: Public Education Increase sustainability education and engage the public on the benefits of environmentally-sustainable vehicles via our GreenCars initiatives.

Goal 2: EV-Charging Network Expand EV-charging network to alleviate range anxiety.

Goal 3: Green Dealer Programs Grow sustainable business practices.

Goal 4: Bright Ideas Develop employee knowledge, creativity, and participation surrounding sustainability efforts.

Goal 5: Energy Efficiency Support facilities in applying for energy-efficient standards.

Social Goals

Goal 6: Employee Well-Being Encourage internal promotions and employee health and well-being.

Goal 7: Training & Professional Development Increase the scope of annual training per employee to promote professional growth opportunities.

Goal 8: Diversity & Inclusion Continue to reflect the diversity of our customers within our workforce.

Goal 9: Diverse Leadership Increase the diversity of our leadership teams to better reflect a variety of experiences and perspectives.

Goal 10: Community Commitment Increase nonprofit volunteerism and financial support.
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Environmental
We report our environmental activities based on the framework of SASB and GRI. Complete reporting, as well as our environmental and social initiatives, may be found on our corporate responsibility website: lithiacorporateresponsibility.com.

Our environmental strategy prioritizes areas over which we can have the most positive impact, such as the transition to more environmentally-sustainable vehicles. As a result, we created and launched the GreenCars brand to encourage consumers to investigate environmentally friendly transportation options. GreenCars aspires to lay the groundwork for a more sustainable world and the potential transition to electromobility throughout the Lithia & Driveway ecosystem. We want consumers to feel confident and supported when exploring the world of sustainable mobility. Whether it's a comparison grid to compare features or in-depth guides on how electric cars and hybrids work, GreenCars.com hosts a growing suite of resources to educate our customers. Unique visitors to GreenCars.com increased 744% in 2022 relative to the prior year. GreenCars also offers a growing nationwide electric vehicle charging network. The total number of charging stations across Lithia & Driveway's 296-store network has grown from 602 in 2021 to 896 in 2022. An interactive map of these locations can be found on GreenCars.com.

Sustainability is an important principle throughout our Company, and our stores are encouraged to participate in sustainable business programs. For example, we project that 2022 retrofits will reduce energy consumption by 3.9M KW/h. Further, OEMs, Honda and Acura have implemented Green Dealer programs and, in 2022, the majority of our Honda and Acura stores were enrolled in these programs, demonstrating their commitment towards enhancing environmentally responsible business operations. Additionally, we expanded our annual Green Week initiative nationwide, which promotes and celebrates sustainable practices across our company. As an example, we hosted EV test drive events to increase engagement in our Trees for Test Drives Program, with the goal of helping reforest the Florida Panhandle while fostering EV education.

Waste and Recycling
Many of our locations have committed to and implemented extensive recycling programs, thus living the core value to Take Personal Ownership. Our dealerships have developed creative ways to reduce and recycle waste, such as recycling used engine oil for in-house fuel heaters. This effort offsets energy costs while recycling an otherwise wasted product.
A portion of our dealerships are also recycling used antifreeze, lead acid batteries, metal scraps, used tires, paper waste and many other waste streams produced at the dealerships that would otherwise end up in landfills. We continue to develop practices and programs to recycle and reduce our waste streams.
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Social
At Lithia, our mission is to provide a competitive diverse benefit package that supports the physical, financial, and work-life wellness of our employees and their families. Our dealerships represented 10 of the top 100 best dealerships to work for in 2022, as rated by Automotive News. The Employee Assistance Program is paid for by Lithia and is available to help employees through the pressures of day-to-day living. Employees and their families have access to unlimited consultations and up to three face-to-face counseling sessions per year. In 2022 Lithia & Driveway also paid out $1,246,900 to employees for completing their wellness exam.

In 2022, LAD and Southern Oregon University announced a historic partnership through the Lithia & GreenCars Momentum Fund. Serving as the largest single gift in the university’s history, this $12 million commitment is designed to invest in people and programs to move forward a shared vision of sustainability and diversity. A significant portion of this fund is reserved for a scholarship program to recruit and retain first-generation and/or minoritized populations traditionally underrepresented in higher education

At Lithia, we recognize that diversity and inclusion can provide a competitive edge, and we strive for our workforce to reflect the communities in which we live and operate. In 2022, our workforce was comprised of approximately 20% female employees and approximately 47.2% racial and ethnic minority employees. Our management consisted of approximately 20% females and approximately 37% racial and ethnic minorities in leadership positions.
We have also expanded our Lithia Women LEAD (Learn, Explore, Achieve, Develop) program to include live streams to our stores across the nation, designed to teach how we can all improve and create inclusive environments while continuing to foster networking and development opportunities for women across our operational scope.
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29	Introduction	42	Compensation Decision Making Process
30	Executive Summary	45	Executive Compensation Governance Components
34	Compensation Philosophy	47	Compensation Committee Report
35	Compensation Components	47	Compensation Committee Interlocks
36	2022 Compensation Program Design & Results		& Insider Participation
Introduction
This Compensation Discussion and Analysis discusses Lithia’s compensation program for its Chief Executive Officer, Chief Financial Officer, and next three highest paid executives (named executive officers or NEOs), including its philosophy, objectives and how our 2022 performance drove compensation for the 2022 calendar year. Our current named executive officers are:
Name	Age	Current Position(s)	Name	Age	Current Position(s)
Bryan B. DeBoer	56	Bryan B. DeBoer has been our Chief Executive Officer (CEO) and President since 2012.	Tina H. Miller	42
Tina H. Miller is our Senior Vice President, Chief Financial Officer (CFO), leading the accounting, tax, corporate finance, financial planning & analysis, risk management and treasury functions, and has served in this role since August 2019.

Christopher S. Holzshu	49	Christopher S. Holzshu is our Executive Vice President and Chief Operating Officer (COO), a role he has served in since November 2019.	Scott A. Hillier	60	Scott A. Hillier is our Senior Vice President of Operations and has served in this role since 2008, overseeing store leadership.
George N. Hines	50	George Hines is our Senior Vice President, Chief Innovation and Technology Officer (CITO) and has served in this role since July 2019.
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Executive Summary
Lithia’s pay-for-performance philosophy links real pay delivery to the achievement of our operational objectives and long-term strategy and the enhancement of shareholder value. Below are certain performance and compensation highlights for 2022 at a glance.
Performance Highlights

In 2022, Lithia experienced strong results across our business lines, while navigating the current environment, integrating a steady stream of acquisitions and continuing to grow Driveway, GreenCars and Driveway Finance Corporation. 2022 revenue increased 23.6% to a record $28.2 billion from $22.8 billion in 2021 and adjusted earnings per share (EPS) increased 11% to $44.42 from $40.03 for 2021. These results directly reflect the team's outstanding track record of operational excellence and integrating acquisitions, while building a strong finance portfolio under our captive finance company, and a strong e-commerce business. Our operating results performed ahead of our 2025 Plan, giving us the opportunity to invest further in our network, expand our adjacencies to grow earnings and leverage our omnichannel competitive advantages. We are excited about our progress toward that plan and leading the consolidation of our industry. Our balanced approach towards building our business is grounded in our customers’ evolving needs. As we continue to consolidate retail mobility, we deliver returns to our shareholders through a combination of acquisitions, building complementary business lines, dividends and share repurchases.
Performance Impact on Compensation

[2]	A reconciliation to GAAP EPS and net income is found on p. 34 of our 2022 10-K.
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2022 Short-Term Incentive
Management’s strong operational and strategic performance, which drove our EPS and revenue, resulted in our short-term incentive plan paying out at 127.9% for Bryan B. DeBoer, Christopher S. Holzshu, Tina H. Miller, and George N. Hines. Our short-term incentive plan for Scott A. Hillier also incorporated a store profits component and a manufacturer approvability component, and paid out at 142.1% following strong profitability.

2022 Long-Term Incentive
There were two kinds of equity awards under our 2022 long-term incentive plan. One based on satisfaction of EPS- and revenue- based performance and another based on Driveway-based performance. Both had time-based vesting and satisfied their performance criteria as follows:

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Listening to Our Shareholders
Lithia’s Compensation Committee prioritizes listening to the views of our shareholders. We rely on regular shareholder outreach and engagement activities conducted by our CEO and other members of our management team, as well as more formal channels including the opportunity for shareholders to cast a non-binding advisory vote regarding executive compensation at Lithia’s annual shareholder meeting. These communications provide an important platform to receive feedback from investors, promote transparency between the Board and our shareholders and help build informed and productive relationships.

Following historically successful shareholder outreach and a strong 2022 say-on-pay vote with 97% of votes cast in favor, in 2022, we engaged with shareholders representing 80% of our top 50 shareholders, on a variety of topics, including our executive compensation program. These top 50 shareholders collectively own over 75% of the Company’s outstanding capital stock.

We adjusted our compensation program for 2022 to incorporate the following compensation governance best practices:
•
Short-term incentive plan – The strategic element of our short-term incentive plan (which generally accounts for 20% of the plan) is designed to provide management with flexibility and latitude to be innovative within our overall company strategy and, where appropriate, to create stretch goals and expand upon portions of our strategic plan. This structure incentivized performance on annual EPS and revenue, while allowing management to simultaneously drive success on medium and long-term goals over two to four year time periods. To provide greater transparency into and ability to measure the components of the strategic plan, Lithia evaluates strategic goals and CSR (Corporate Sustainability & Responsibility) initiatives based on our progress on the following:

○	Our 2025 Plan that targets revenues of $50 billion and $55-$60 EPS through growth in our core business, network development, captive finance company and e-commerce channels.
○	Diversity and inclusion, employee promotion and well-being, energy efficiency and public education goals.
•
Long-term incentive plan – In an effort to achieve our 2025 Plan, a portion of the fiscal year 2022 performance restricted stock (PRSUs) included RSUs with multiyear performance goals relating to the online sale of vehicles through our Driveway channel and multiyear time vesting. These PRSUs are earned based on vehicle sales goals in three equal tranches with vesting and settlement occurring after each tranche is earned during a three year performance period.

•
Clawback policy – In order to align with market-based best practices, the Compensation Committee expanded Lithia’s clawback policy in December of 2021 beyond financial restatements to include forfeiture of cash incentives and stock awards in the event of misconduct that results in reputational harm to Lithia. Lithia will further amend its clawback policy to comply with the new NYSE listing rules when such rules are effective.

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2023 Compensation Approach
In being mindful of the input from our shareholders and the proxy advisors, our compensation program for 2023 will involve the following:
•
Short-term incentive plan – Operating profit growth relative to automotive peers will replace adjusted EPS, with relative profit growth weighted at 40%, revenue growth weighted at 40%, and strategic objectives weighted at 20%.

•	Long-term incentive plan –
○	The two tranches of the 2022 Driveway RSUs remain outstanding, and will serve as a performance catalyst for Driveway through 2024.
○	PRSUs will be earned over a 3-year performance period, based on revenue growth, profitability and relative TSR performance.
○	With the introduction of a three-year performance period, PRSUs will be weighted at 75%, with time-based RSUs comprising 25% of the long-term incentive plan program.
Our Compensation Practices Benefit our Shareholders
Our executive compensation programs have strong governance components that further strengthen our pay-for-performance compensation philosophy, including the following:
What We Do		What We Do Not Do
✔	Align pay and performance, with significant percentages of target total direct compensation (TDC) based expressly on performance (88% for the CEO and 77% for the other NEOs)
✗No “golden parachute” gross-ups
✗No hedging/pledging/short-sales of company stock
✗No dividends paid on unvested shares
✗No perquisites beyond life and injury/disability related
insurance coverage
✗No options/SARs granted below FMV
✗No repricing of options (which we do not currently grant)
without shareholder approval
✗No excessive severance
✗No guaranteed salary increases, bonuses, or long-term
incentive awards
✗No adjustment or modification of any outstanding cash or long-term equity incentive in response to COVID-19 pandemic and recent volatile market conditions

✔	Rigorous financial and strategic performance goals, with audited strategic attainment determinations
✔	Meaningful stock ownership guidelines for directors and executives
✔	Clawback policy covering cash incentives and stock awards due to financial restatement or misconduct resulting in reputational harm
✔	Double-trigger change in control provisions
✔	Entirely independent Compensation Committee
✔	Independent compensation consultant
✔	Annual compensation program and policies risk assessment
✔	Ability to exercise negative discretion on earned bonus amounts
✔	Long term incentives subject to both performance- and time-based vesting criteria.
Compensation decisions and other details are discussed in the remainder of this section “Compensation Discussion and Analysis”.
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Compensation Philosophy
Our vision guides our mission, and our mission drives our business strategy and our compensation philosophy. All four of these areas are informed by our values.

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Compensation Components
The three major elements of our executive officers’ regular total direct compensation (TDC) are: (i) base salary, (ii) a cash-based short-term incentive plan, and (iii) an equity-based long-term incentive plan. While performance drives all aspects of our compensation, for 2022, 88% of target annual TDC for the CEO was expressly performance-based and approximately 77% of the target annual TDC for the other named executive officers was expressly performance-based, reflecting Lithia’s pay-for-performance philosophy.
2022 Target Compensation Mix

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2022 Compensation Program Design & Results
Base Salary
We provide base salaries to our executive officers to compensate them for their services rendered during the year and to provide them with a level of competitive and stable fixed compensation.
The Compensation Committee approves the 2022 base salary for our CEO based on competitive market factors, the CEO’s duties and responsibilities, comparison of relative CEO pay within the Peer Group mentioned below, the CEO’s performance and the relative pay of our senior management team. The base salaries of all other NEOs are developed by the CEO and our independent compensation consultant based on similar factors and are analyzed and approved by the Compensation Committee. As part of the annual salary review process, all the NEOs received a competitive and merit based increase in base salary. Ms. Miller’s increase was also based on the competitive data for her tenure and expertise in the role.
Named Executive Officer	2021 Base Salary ($)	2022 Base Salary ($)	Base Salary Increase
Bryan B. DeBoer	1,106,000	1,250,000	13.02%
Tina H. Miller	420,000	525,000	25.00%
Christopher S. Holzshu	720,000	800,000	11.11%
Scott A. Hillier	500,000	525,000	5.00%
George N. Hines	450,000	480,000	6.67%
Short-Term Incentive Plan
Consistent with prior years and the advice of our independent compensation consultant, the 2022 short-term incentive plan rewards executives for attaining pre-determined, objective goals related to earnings per share (EPS); revenue growth which is a useful measurement of our overall company health; execution of our strategic development plan based on revenue and EPS growth which focuses on acquisitions, multi-channel innovation, CSR and other initiatives; and store profits, as applicable.
How our 2022 Short-Term Incentive Plan Works
In 2022, our short-term incentive plan compensated executives for achieving annual performance goals in each of the above criteria. Each NEO had a target cash bonus potential based on a market competitive percentage of base salary ranging from approximately 63% to 128%, which is paid out according to the attainment of the above referenced performance goals. Each executive’s target bonus, expressed as a percentage of salary, and their weighted performance goals, are as follows:
Named Executive Officer	Target Short- Term Incentive as % of Base Salary	Weighting of Performance Factors
		Adjusted EPS	Revenue Growth	Strategic Objectives (including CSR)	Store Profits	Approvability

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Establishment of 2022 Targets and Actual Cash Payouts
We believe using metrics that promote high performance and profitable growth are critical. These performance criteria are approved annually by the Compensation Committee and are designed to reward both short-term and long-term value creation, support growth in profitability, maximize our capital deployment strategies and increase share value. Management provides the Compensation Committee with a quarterly review of the short-term incentive plan attainment pacing. Short-term incentive plan payouts are calculated based on straight-line interpolation between the threshold, target, and maximum payout percentages. If we do not achieve threshold performance, then no short-term incentive plan is earned or paid. The Compensation Committee has discretion to reduce awards under the short-term incentive plan.
•
Adjusted EPS Goals: In light of the expected dynamic environment where vehicle profits (which help drive EPS) were reaching unprecedented levels, the Compensation Committee established a range of adjusted EPS[3] targets tied directly to expected high GPUs and lower historical GPU levels as illustrated in the following chart:

Adjusted EPS Goal	Low GPU $2,160	Mid GPU $2,600	High GPU $3,700	% of Payout
EPS Maximum	$27.75	$33.20	$51.65	200%
EPS Target	$22.95-$25.35	$27.40-$30.30	$42.65-$47.15	100%
EPS Threshold	$18.10-$12.25	$21.65	$33.70	25%
Adjusted EPS was achieved at target this year, reaching $44.42 diluted per share which fell within our applicable target goal of $42.65 and $47.15 based on achievement of GPU of $4,123. Accordingly, this portion of each executive’s 2022 short-term incentive plan award paid out at 100%.
•
Revenue Growth: Bryan B. DeBoer, Christopher S. Holzshu, Tina H. Miller, and George N. Hines’ short-term incentive plan payouts also depend on attainment of specific revenue goals. The revenue growth goals for 2022 were set based upon the Company’s Board approved business plan. For 2022, the target range of $26.1 billion to $27.2 billion was higher than 2021 results of $22.80 billion and in line with our 2025 Plan

Revenue Goal	Objectives ($)	YoY Growth %	% of Payout
Maximum	29.5B	30%	200%
Target	26.1B - $27.2B	15% - 20%	100%
Threshold	22.7B	—%	25%
Revenue Growth was achieved above target this year, reaching $28.2 billion and exceeded our target goal of $27.2 billion by $999 million. Accordingly, this portion of each executive’s 2022 short-term incentive plan award paid out at 142.9%.
[3]	A reconciliation to GAAP EPS is found on p. 34 of our 2022 10-K.
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•
Strategic Objectives: Bryan B. DeBoer, Christopher S. Holzshu, Tina H. Miller, and George N. Hines’ short-term incentive plan payouts also depend on attainment of specific strategic objectives. Our 2022 strategic objectives focused on innovation in and diversification of our revenue streams and CSR goals. These goals are rigorous and intended to focus management on integration of new and past acquisitions, exploration of new products and services, strategic leadership hires and development, capital market progress, relative price-to-earnings ratio, and progress towards our CSR initiatives. Each year management determines the extent to which strategic objectives are accomplished, which is then presented to the Compensation Committee for approval. Payout percentages are as follows:

Strategic Objectives	% of Payout
Significantly Above Target	200%
Above Target	150%
Target	100%
Below Target	25%
We successfully executed on our strategic objectives this year, as shown below. Accordingly, these results, as approved, warranted a payout of this portion of each executive’s 2022 short-term incentive plan award schedule at 175% based on achievement of our goals, including:
Network Development (200% Achievement)	Driveway (125% Achievement)

• Reached 95% of U.S. consumers within 235 miles.
• Acquired 31 stores & revenue of $3.5 billion.
• Successfully integrated acquired businesses, with 2021 acquisitions achieving 30% ROI (v. 15% ROI target).
• Retained over 95% of employee’s post acquisition.
• Divested 13 stores & recovered $212M in capital for future acquisitions.
• Driveway and GreenCars generated $862 million in revenue. • Achieved average of over 2 million unique visitors each month in Q4. • Reached over 1,200 SHOP transactions in December.
Driveway Finance Corporation (200% Achievement)	GreenCars (175% Achievement)

• Grew portfolio of outstanding loans from $700 million in December 31, 2021 to $2.1 billion.
• Originated 19,200 loans worth $605 million in fourth quarter becoming Lithia’s #1 lender with a 13.4% penetration rate.
• Completed second ABS issuance, raising nearly $300M.
• Reduced credit risk by raising the portfolio’s average FICO score to 732.
• Serves as leading educational resource for sustainable vehicles. • Monthly unique visitors grew to over 500,000 in December 2022, with 1.3 million unique visitors in Q4.
Corporate Sustainability & Responsibility (200% Achievement)

• Public Education – unique visitors to GreenCars.com increased 744% YOY.
• Energy Efficiency – projected annual savings of 3,873,688 KW/h from completed 2022 retrofits.
• Employee promotion & well-being – Management promotions at 36% in 2022 compared to 8% in 2021.
• DE&I – percentage of minority employee up 3 percentage points YOY.

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•
Store Profit Goals: Scott A. Hillier’s short-term incentive plan payouts also depend on attainment of specific store profits goals in key markets, which, for competitive reasons, we do not disclose on a separate basis, as we consider it competitively harmful to make that information public. Our objective is to set challenging performance goals for our executives throughout the Company, and we believe that achieving these challenging performance goals in these markets is demanding. This portion of an executive’s short-term incentive plan award is calculated based on a percentage of goals attainment, with a maximum possible attainment of 200%. Store profit goals were achieved at 179%.

•
Manufacturer Approvability Goals: Scott A. Hillier’s short-term incentive plan payouts also depend on the aggregate year-end manufacturer approvability points achieved. This component is new for 2022 and is critical to our ability to grow through acquisition of new vehicle franchises. Manufacturer approvability points are based on two considerations: (1) Meeting the metrics outlined in our manufacturer framework agreements and (2) the relationship status with the manufacturer and ability to purchase additional stores. Payout percentages are as follows:

Manufacturer Approvability Goals	Points	% of Payout
Maximum	17.5	200%
Target	13.5	100%
Threshold	9	25%
Manufacturer approvability goals were achieved at 150%.
2022 Actual Bonus
Based on 2022 attainment of these goals, the 2022 short-term incentive plan payouts were as follows:
Named Executive Officer	Target Short-Term Incentive Plan as % of Base Salary	Actual 2022 Payout as % of Target	Actual 2022 Payout ($)
Bryan B. DeBoer	128%	127.9%	2,045,920
Tina H. Miller	81%	127.9%	543,448
Christopher S. Holzshu	94%	127.9%	959,025
Scott A. Hillier	80%	142.1%	596,620
George N. Hines	63%	127.9%	383,610
Long-Term Incentive Plan
Our equity-based long-term incentive plan leverages Lithia’s public company status to reward employees for achieving quantitative financial performance and revenue growth objectives approved annually by the Compensation Committee. The use of metrics that promote high performance and profitable growth is critical. Performance targets are determined by considering forecasted EPS, revenue growth, and analyst estimates. EPS is a useful measurement of our overall profitability and is strongly correlated with changes in our stock price and revenue growth and is a useful measurement of our overall company health.
We believe issuing performance and time-vested RSUs rather than stock options better aligns our executive team with our shareholders because restricted stock units experience the upside as well as the downside of stock price changes. EPS performance and revenue vesting criteria link realized value to the achievement of critical operational and financial objectives and delivering superior long-term shareholder returns. Additional time-based vesting criteria support retention and align the interests of our executive officers with those of our shareholders over the long-term, while promoting a culture of ownership. The amounts of unvested equity for each of our executive officers in our pay for performance table below are designed to be appropriate holding power to support our employee retention and stock ownership goals.
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How our 2022 Long-Term Incentive Plan Works
In 2022, the Compensation Committee approved long-term incentive awards for our executive officers consisting of PRSUs subject to both performance- and time-based vesting criteria, as set forth in the table below. The Compensation Committee approved the PRSUs awarded to NEOs and other key employees after considering, among other things, peer comparisons, Company financial performance and absolute and relative total shareholder return, awards granted in prior years, the percentage of total compensation and targets determined based upon the Company’s Board approved business plan, and the recommendation of our independent compensation consultant. Our CEO’s target increased to be competitive based on our scale and complexity. The 2022 PRSUs were subject to three performance goals - adjusted EPS, revenue growth, and Driveway online vehicle sales.
Named Executive Officer	EPS and Gross Profit per Unit (GPU) RSUs ($)	EPS and Gross Profit per Unit (GPU) RSUs (#)	Revenue RSUs ($)	Revenue RSUs (#)	Driveway RSUs ($)	Driveway RSUs (#)	Total Target Value of 2022 RSUs ($)	Total RSUs (#)
Bryan B. DeBoer	5,250,000	17,632	1,750,000	5,878	950,000	3,191	7,950,000	26,701
Tina H. Miller	675,000	2,267	225,000	756	200,000	672	1,100,000	3,695
Christopher S. Holzshu	1,725,000	5,794	575,000	1,932	750,000	2,519	3,050,000	10,245
Scott A. Hillier	487,500	1,638	162,500	546	600,000	2,016	1,250,000	4,200
George N. Hines	375,000	1,260	125,000	420	300,000	1,008	800,000	2,688
Each year, the Compensation Committee approves the degree to which an executive’s long-term incentive award satisfies the applicable performance vesting criterion. The PRSUs satisfying the adjusted EPS and revenue growth criteria time vest in three equal parts on the 2nd, 3rd, and 4th anniversary of date of grant. The PRSUs subject to the Driveway goals vest in three equal tranches on the vesting date applicable to the tranche achieved consisting of January 1, 2023, 2024, or 2025.
The executives’ weighted performance goals for 2022 are as set forth in the table below.
Named Executive Officer	Weighting of Performance Factors
	Adjusted EPS	Revenue Growth
Bryan B. Deboer Tina H. Miller Christopher S. Holzshu Scott A. Hillier George N. Hines
In the event of the retirement of an NEO or in certain cases, termination of employment other than for cause, and to the extent the NEO (i) meets certain retirement eligibility criteria described in the award agreement (which criteria differ for individual executives and award years but require, at a minimum, that an individual’s combined age and service must equal at least 65) and (ii) complies with certain post-retirement assistance requirements and covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in shares following the satisfaction of their time vesting requirements.
Lithia believes that the retirement vesting feature of all PRSUs is appropriate and motivating because it provides protection to long-tenured NEOs considering the PRSU vesting and performance period and is a prevalent practice among the companies within the Peer Group that grant performance-based RSUs. Further, PRSUs will be forfeited and provide no value to its holder to the extent a NEO violates specific post-retirement covenants.
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Establishment of 2022 Targets and Actual PRSU Vesting
2022 Long-Term Incentive – EPS- and Revenue-Based Performance
•   Adjusted EPS Goals: The adjusted EPS[4] goals for 2022 long-term incentive awards were set in conjunction with EPS goals for the short-term incentive plan, described above. Long-term incentive awards performance-vest based on straight-line interpolation between the threshold, target, and maximum payout percentages. If we do not achieve floor performance for adjusted EPS, then no awards vest. In light of the expected dynamic environment where vehicle profits (which help drive EPS) were reaching unprecedented levels, the Compensation Committee established a range of adjusted EPS targets tied directly to expected high GPUs and lower historical GPU levels as illustrated in the following chart:

	Low GPU $2,160 or lower	Mid GPU $2,600	High GPU $3,700 or above	% of Payout
EPS Maximum	$27.75	$33.20	$51.65	150%
EPS Target	$22.95 - $25.35	$27.40 - $30.30	$42.65 - $47.15	100%
EPS Threshold	$18.10	$21.65	$33.70	75%
EPS Floor	$0.01 - $18.09	$0.01 - $21.64	$0.01 - $33.69	50%
Adjusted EPS was achieved at target this year, reaching $44.42 diluted per share which fell within our applicable target goal of $42.65 and $47.15 based on achievement of GPU of $4,123. Accordingly, this portion of each executive’s 2022 long-term incentive plan will performance vest at 100% of target.
•
Revenue Growth: The revenue growth goals for 2022 long-term incentive awards were set in conjunction with revenue growth goals for the short-term incentive plan, described above, based upon the Company’s Board approved business plan. Long-term incentive awards performance-vest based on straight-line interpolation between the threshold, target, and maximum payout percentages. If we do not achieve floor performance, then no awards vest. For 2022, the target of $26.1 billion was higher than 2021 results of $22.8 billion and in line with our 5-year revenue growth plan, as follows:

	Revenue Goal ($)	% of Payout
Maximum	29.5 B	150%
Target	26.1-27.2 B	100%
Threshold	22.7 B	75%
Floor	0-22.69 B	50%
Revenue Growth was achieved above target this year, reaching $28.2 billion and exceeded our target goal of $27.2 billion by $999 million. Accordingly, this portion of each executive’s 2022 long-term incentive plan will performance vest at 121.5% of target.
Based on 2022 attainment of the Adjusted EPS and Revenue Growth goals, each PRSU under the 2022 long-term incentive plan will performance vest at 105.4% of target and shall time vest in equal parts over the next three years. RSUs that did not satisfy their performance criteria shall be forfeited without consideration.
2022 Long-Term Incentive – Driveway-Based Performance
•   Driveway Sales Goals: The Driveway vehicle sales goals for the 2022 long-term incentive plan award are split into three tranches as described below. Upon achievement of the performance goal for each tranche, the Driveway RSUs will vest in portions corresponding with such tranche on the specified vesting date. If the performance goals for a given tranche are not satisfied by the applicable date, then the portions of RSUs associated with such tranche shall be forfeited without consideration.

[4]	A reconciliation to GAAP EPS is found on p. 34 of our 2022 10-K.
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Tranche	Driveway Performance Goals	Percentage of Earned Driveway RSUs	Vesting Date
1	Driveway Shop to sell 1,000 units by 6/30/2022 and maintain an average of 1,000 units for the 3 months after the month of attainment	33%	1/1/2023
2	Driveway Shop to sell 5,000 units by 6/30/2023 and maintain an average of 5,000 units for the 3 months after the month of attainment	33%	1/1/2024
3	Driveway Shop to sell 10,000 units by 6/30/2024 and maintain an average of 10,000 units for the 3 months after the month of attainment	34%	1/1/2025
The first tranche has been achieved and the Driveway RSUs under the 2022 long-term incentive plan performance vested at 33% on January 1, 2023.
Perquisites
Consistent with our pay-for-performance compensation philosophy, we believe perquisites for executive officers should be limited in scope and value, and should only be offered when they provide necessities or conveniences that allow our executive officers to focus on and optimally perform in their role with Lithia. We provide our NEOs with insurance premiums for long-term care assistance, long-term disability and life and accidental death and dismemberment on their behalf.
Compensation Decision Making Process
The Compensation Committee begins its process of deciding how to compensate Lithia’s named executive officers by considering the competitive market data provided by its independent compensation consultant and the Human Resources Department. Competitive market data consists of peer group and pay information from surveys collected by our compensation consultant (e.g. where there may be little data for a role amongst our peers).
Peer Group and Benchmarking
As Lithia continued to grow organically and through acquisitions, the Compensation Committee asked Pay Governance to review the Peer Group for its appropriateness in March 2021 with the objective of:
•
Revising the Peer Group to include companies that are broadly representative of Lithia’s key characteristics, including size, profitability, retail, and direct to consumer, and that might operate in Lithia’s labor market for executive and director talent.

•	Ensuring the Peer Group median for revenue, market capitalization, and pre-tax profit is close to Lithia’s size scope.
Given the limited number of direct auto retail competitors, Pay Governance determined that the peer selection field should be expanded to include other specialty retail companies. After reviewing Pay Governance’s analysis, the Compensation Committee determined that eight companies from the Peer Group continue to be representative of the markets in which we compete. Six companies of smaller size were removed from the Peer Group and substituted with nine new companies with similar size, profitability, and other characteristics. As a result, the Compensation Committee approved the following seventeen companies that we believe were similarly situated for purposes of the executive officer compensation for 2022.
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Symbol	Company Name	Symbol	Company Name
KMX	CarMax Inc.	TJX*	The TJX Companies, Inc.
AN	AutoNation, Inc.	DLTR*	Dollar Tree, Inc.
AAP	Advance Auto Parts Inc.	GPC*	Genuine Parts Company
PAG	Penske Automotive Group, Inc.	GPS*	The Gap, Inc.
GPI	Group 1 Automotive, Inc.	LKQ*	LKQ Corporation
ORLY	O'Reilly Automotive Inc.	BBBY*	Bed Bath & Beyond Inc.
AZO	AutoZone, Inc.	TSCO*	Tractor Supply Company
DKS	Dick's Sporting Goods Inc.	WSM*	Williams-Sonoma, Inc.
DG*	Dollar General Corp	* New peer group companies as of March 2021.
In 2022, the Compensation Committee again asked Pay Governance to review the Peer Group for its appropriateness based on the 2021 objectives and the following new objectives:
•	Right-sizing the peer group to align with Lithia’s growth.
•	Revising the Peer Group to include 15 to 20 companies that are broadly representative of Lithia’s key characteristics.
Pay Governance determined that the peer selection field should be expanded to include broader retail companies that are included as peers by some of Lithia’s larger peers. After reviewing Pay Governance’s analysis, the Compensation Committee determined that fifteen companies from the Peer Group continue to be representative of the markets in which we compete. The two smallest companies, Bed Bath & Beyond Inc. and Williams-Sonoma, Inc., were removed from the Peer Group due to Lithia’s outpaced growth relative to those peers. Three new companies were also added, which more appropriately match our size, profitability, and other characteristics. As a result, the Compensation Committee approved the following eighteen companies that we believe are similarly situated for purposes of the non-employee director compensation for the 2022-2023 Board service year and executive officer compensation for 2023:5
Symbol	Company Name	Symbol	Company Name
AAP	Advance Auto Parts, Inc.	GPC	Genuine Parts Company
AN	AutoNation, Inc.	GPI	Group 1 Automotive, Inc.
AZO	AutoZone, Inc.	LKQ	LKQ Corporation
BBY*	Best Buy Co., Inc.	LOW*	Lowes Companies, Inc.
KMX	CarMax, Inc.	ORLY	O'Reilly Automotive, Inc.
DKS	Dick's Sporting Goods, Inc.	PAG	Penske Automotive Group, Inc.
DG	Dollar General Corporation	SYY*	Sysco Corporation
DLTR	Dollar Tree, Inc. Genuine Parts	TJX	The TJX Companies, Inc.
GPS	The Gap, Inc.	TSCO	Tractor Supply Company
* New peer group companies
[5]
In January 2023, in connection with designing the relative three-year performance goal and the TSR modifier for the 2023 PRSUs, we changed the peer group to remove Dick’s Sporting Goods and add Asbury Automotive Group, Inc. and Sonic Automotive, Inc.

43

How We Use the Peer Group
The positions of our named executive officers were compared to their counterpart positions in our Peer Group, and the compensation levels for comparable positions in the Peer Group were examined for guidance in determining:
•	base salaries;
•	cash awards under our short-term incentive plan; and
•	the amount and mix of equity awards under our long-term incentive plan.
The Compensation Committee approves base salaries, short-term incentive plan awards and long-term incentive awards on a case-by-case basis for each named executive officer, taking into account, among other things, individual and company performance, role expertise and experience and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning, and best compensation governance practices. The Compensation Committee does not tie individual compensation to specific target percentiles.
How the Compensation Committee Makes Decisions and Policies
The Compensation Committee has the final responsibility to approve all matters of compensation and benefits for executive officers, and from time to time it seeks input and recommendations from the CEO and the Human Resources Department. The Compensation Committee also meets privately with its independent compensation consultant, and considers the Board’s input and advice, when establishing the CEO’s compensation. Our independent compensation consultant has worked directly with and on behalf of the Compensation Committee to assist the Compensation Committee in satisfying its responsibilities; and will undertake no projects for management except at the approval of the Compensation Committee chair. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting.
The Compensation Committee assessed the independence of its compensation consultant during 2022 and believes that there are no conflicts of interest. In reaching this conclusion, the Compensation Committee considered applicable SEC rules and regulations and the corresponding New York Stock Exchange independence factors regarding compensation advisor independence.
In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Lithia and to its executives.
The Compensation Committee may consider the accounting consequences to Lithia of different compensation decisions and the impact on shareholder dilution. However, neither of these factors by themselves will compel particular compensation decisions.
The Compensation Committee annually grants equity-based long-term incentive awards to executive officers after the close of the prior year and the review and evaluation of each executive officer’s performance, and generally with grant dates near the beginning of each fiscal year.
44

Executive Compensation Governance Components
Stock Ownership Guidelines
NEOs and non-NEO Vice Presidents are expected to own and maintain shares of our common stock having a market value equal to a multiple of their annual base cash salary, as indicated in the table below, paid within seven years of service in their position. Our stock ownership policy more closely aligns the interests of our NEOs with the interests of our shareholders and exposes our NEOs to downside equity performance risk. A Stock Ownership Compliance review is performed quarterly, and a policy reminder is sent to employees on an annual basis.
Position	Multiple of Salary	Years of Service
CEO	5	7
EVP	3	7
SVP	2	7
VP	1	7
As of December 31, 2022, all of our executive officers were exceeding the minimum stock ownership requirements.
Recoupment (or “Clawback”) Policy
Compensation paid based on performance, including awards under our short-term and long-term incentive plans, is subject to our recoupment (“clawback”) policy. In the event of a restatement of incorrect financial results, this policy enables the Compensation Committee, if it determines appropriate and subject to applicable laws, to seek reimbursement from executive officers of:
(1)	cash paid to executive officers under our short-term incentive plan to the degree overpaid based on the restated financial results; and
(2)
the incremental shares of Lithia common stock settled for any RSUs in excess of the shares of Lithia common stock that would have been settled for such RSUs based on the restated financial results, or the value of such incremental shares to the extent an executive officer sells any incremental shares.

In the event the Compensation Committee reasonably determines that an executive engaged in misconduct that resulted in reputational harm to Lithia, this clawback policy also enables the Compensation Committee, if it determines appropriate and subject to applicable laws, to seek reimbursement from executive officers of:
(1)	all or a portion of cash paid to executive officers under our short-term incentive plan; and
(2)	return any shares acquired by the executive pursuant to a stock award.
Lithia will incorporate SEC clawback policy requirements once the NYSE listing rules are effective.
Anti-Hedging Policy
Our insider trading policy for all employees and our stock ownership policy for executive officers specify that they may not (1) engage in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or (2) hold Company securities in a margin account or otherwise pledge Company securities as collateral for a loan.
45

Compensation Risk Management
Each year our Compensation Committee reviews whether our compensation policies and practices encourage executives or other employees to take unnecessary or unreasonable risks that could threaten the long-term value of the Company, or that are reasonably likely to have a material adverse effect. The Compensation Committee believes that our practices adequately manage this risk because:
•	we limit the amount of fixed compensation in the form of base salary based on data from our market survey;
•	the primary criteria we use for performance compensation components are measures such as net profit and adjusted EPS, which we believe are less susceptible to manipulation for short-term gain;
•	cash payments are capped under our short-term incentive plan;
•	the incentive plans for executive management have the flexibility to put weight on Company-wide or divisional performance measures;
•	our short-term incentive plan preserves discretion to permit the Committee to elect not to pay otherwise achieved amounts for any reason;
•
a meaningful component of compensation is long-term incentive plan equity grants with extended vesting periods designed to ensure that our executives value and focus on the Company's long-term performance; and

•	NEOs have equity positions in Lithia and are subject to stock ownership policies, which we believe increases their focus on long-term shareholder value.
Insider Trading Policy
The Company's insider trading policy applicable to all directors and employees prohibits insider trading when the person is aware of material nonpublic information and restricts directors and executive officers and certain other employees determined to have potential access to insider information from trading in Company stock during predetermined closed periods. In addition, executive officers and directors are required to pre-clear any trades.
46

Compensation Committee Report
The Committee has reviewed and discussed the “Compensation Discussion and Analysis,” included elsewhere in this proxy statement, with management, and, based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference in Lithia's Annual Report on Form 10-K.
Submitted by the Compensation Committee of the Board of Directors:
Louis P. Miramontes (Chair)
Susan O. Cain
Shauna F. McIntyre
David J. Robino
Jim Lentz
Compensation Committee Interlocks & Insider Participation
The following directors served on the Compensation Committee during 2022: Susan Cain, James Lentz, Shauna McIntyre, Louis Miramontes and David Robino, none of whom was a Company officer or employee during 2022, was formerly a Company officer or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2022, none of our executive officers served as a member of a board of directors or as a member of a compensation committee of any entity that has one or more executive officers serving as a member on our Board or any committee of our Board.
47

Summary Compensation Table
The following table provides certain information concerning compensation for each of our 2022 NEOs.
Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total
Bryan B. DeBoer	2022	$1,250,000	$7,822,865	$2,045,920	$—	$6,932	$11,125,717
President and Chief Executive Officer	2021	$1,106,000	$6,146,047	$2,996,000	$77,320	$206,992	$10,532,359
	2020	$1,106,000	$3,856,830	$2,996,000	$85,338	$206,243	$8,250,411
Tina H. Miller	2022	$525,000	$1,082,879	$543,448	$—	$56,387	$2,207,715
Chief Financial Officer	2021	$420,000	$594,378	$600,000	$5,425	$56,448	$1,676,251
	2020	$384,000	$299,596	$384,000	$4,726	$55,699	$1,128,021
Christopher S. Holzshu	2022	$800,000	$3,003,340	$959,025	$—	$105,979	$4,868,343
Chief Operating Officer	2021	$720,000	$1,843,814	$1,440,000	$32,359	$106,039	$4,142,212
	2020	$720,000	$1,179,721	$1,440,000	$35,143	$105,290	$3,480,154
Scott A. Hillier	2022	$525,000	$1,232,572	$596,620	$—	$82,377	$2,436,568
Senior Vice President of Operations	2021	$500,000	$666,039	$800,000	$30,774	$82,437	$2,079,250
	2020	$500,000	$589,861	$770,000	$34,127	$66,688	$1,960,676
George N. Hines(4)	2022	$480,000	$788,463	$383,610	$—	$57,589	$1,709,662
Senior Vice President, Chief Information Officer	2021	$450,000	$384,309	$500,000	$3,016	$57,649	$1,394,974
(1)
These amounts reflect the grant date fair value for performance and time-vesting RSUs granted in the year, computed in accordance with FASB ASC Topic 718 and excluding any estimated forfeitures. These amounts are not paid to or realized by the executive. If the maximum level of performance were to be achieved for the awards granted in 2022, the grant date value for those awards would be $11,264,946 for Mr. DeBoer, $1,525,477 for Ms. Miller, $4,134,500 for Mr. Holzshu, $1,552,332 for Mr. Hillier, and $1,034,432 for Mr. Hines. For each type of RSU award, the attainment levels used in the calculation of the grant date fair value was based on the probable outcomes at the time of grant. For a more detailed discussion of the assumptions used to determine the grant date fair values and other related information, see Notes 1 and 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)
For 2021 and 2020, these amounts are the above-market interest earned in the applicable year on contributions to our Executive Management Non-Qualified Deferred Compensation and SERP. For 2022, we are paying below market interest.

(3)	All Other Compensation in 2022 consisted of the following:
Name	401(k) Match	Insurance Premiums(a)	Contributions to Nonqualified Deferred Compensation Plan	Total
Bryan B. DeBoer	$2,125	$4,807	$—	$6,932
Tina H. Miller	$2,125	$4,262	$50,000	$56,387
Christopher S. Holzshu	$2,125	$3,854	$100,000	$105,979
Scott A. Hillier	$2,125	$5,252	$75,000	$82,377
George N. Hines	$2,125	$5,464	$50,000	$57,589
(a)	Insurance premiums include amounts paid by us on behalf of the executive for short-term disability insurance, long-term disability insurance, long term care insurance and life insurance policies.
(4)	2021 was Mr. Hines first year as a Named Executive Office.
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Grants of Plan-Based Awards Table for 2022
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)(3)			Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date (1)	Compensation Committee Action Date	Threshold ($)	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bryan B. DeBoer	1/3/2022	12/14/2021	400,000	1,600,000	3,200,000	11,756	23,510	35,266	$6,884,162
	1/3/2022	12/14/2021					3,191(4)		$938,703
Tina H. Miller	1/3/2022	12/14/2021	106,250	425,000	850,000	1,513	3,023	4,536	$885,196
	1/3/2022	12/14/2021					672(4)		$197,684
Christopher S. Holzshu	1/3/2022	12/14/2021	187,500	750,000	1,500,000	3,864	7,726	11,590	$2,262,320
	1/3/2022	12/14/2021					2,519(4)		$741,019
Scott A. Hillier	1/3/2022	12/14/2021	105,000	420,000	840,000	1,094	2,184	3,278	$639,520
	1/3/2022	12/14/2021					2,016(4)		$593,051
George N. Hines	1/3/2022	12/14/2021	75,000	300,000	600,000	841	1,680	2,521	$491,937
	1/3/2022	12/14/2021					1,008(4)		$296,526
(1)
The Compensation Committee establishes the performance criteria and applicable achievement percentages. (See the discussion under “Compensation Discussion and Analysis – 2022 Compensation Program Design & Result - Short-Term Incentive Plan” and “Compensation Discussion and Analysis – 2022 Compensation Program Design & Result - Long-Term Incentive Plan” above).

(2)	See paragraph below for discussion related to Target amounts.
(3)	Performance and time-vesting RSU award, which includes a performance condition and a continuing service condition.
(4)	3-Year Driveway Performance RSU award, which includes a performance condition and a continuing service condition. There is no threshold and maximum amount.
(5)
These amounts reflect the grant date fair value for awards granted under the 2013 Amended and Restated Stock Incentive Plan. The attainment level used to calculate the grant date fair value for the performance and time-vesting grants was 100% based on the probable outcome at the time of grant. For a more detailed discussion of the assumptions used to determine the grant date fair value and other related information, see Notes 1 and 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

The amounts shown under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent the threshold, target and maximum amounts payable under the Short-Term Incentive Plan. The actual amount paid for 2022 is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The Cash Short-Term Incentive Plan is structured such that the total amount earned each period is tied directly to our performance for the period. To see the performance criteria used in 2022 and for additional discussion about the Short-Term Incentive Plan, see “Compensation Discussion and Analysis - 2022 Compensation Program Design & Result- Short-Term Incentive Plan” above.
The amounts shown under “Estimated Future Payouts Under Equity Incentive Plan Awards” represent the threshold, target and maximum amounts payable pursuant to performance and time-based restricted stock units granted under our Stock Incentive Plan and are subject to forfeiture depending on whether we achieve specified performance criteria over a four-year period. To see the performance criteria used for the 2022 grants and for additional discussion about the awards, see “Compensation Discussion and Analysis - 2022 Compensation Program Design & Result – Long-Term Incentive Plan.”
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Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2022:
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Bryan B. DeBoer	1/1/2019	23,028 (4)	4,714,753		—
	1/1/2020	27,014 (5)	5,530,846		—
	1/1/2021	31,905 (6)	6,532,230		—
	1/3/2022	24,828 (7)	5,083,285		—
	1/3/2022	1,054 (4)	215,796	2,137 (8)(9)	437,529
Tina H. Miller	1/1/2019	432 (4)	88,448		—
	8/1/2019	1,368 (4)	280,084		—
	1/1/2020	2,097 (5)	429,340		—
	1/1/2021	3,087 (6)	632,032		—
	1/3/2022	3,192 (7)	653,530		—
	1/3/2022	222 (4)	45,452	450 (8)(9)	92,133
Christopher S. Holzshu	1/1/2019	7,136 (4)	1,461,025		—
	1/1/2020	8,262 (5)	1,691,562		—
	1/1/2021	9,572 (6)	1,959,771		—
	1/3/2022	8,159 (7)	1,670,474		—
	1/3/2022	832 (4)	170,344	1,687 (8)(9)	345,396
Scott A. Hillier	1/1/2019	4,218 (4)	863,593		—
	1/1/2020	4,132 (5)	845,986		—
	1/1/2021	3,459 (6)	708,196		—
	1/3/2022	2,307 (7)	472,335		—
	1/3/2022	666 (4)	136,357	1,350 (8)(9)	276,399
George N. Hines	1/1/2019	1,082 (4)	221,529		—
	1/1/2020	1,907 (5)	390,439		—
	1/1/2021	1,996 (6)	408,661		—
	1/3/2022	1,774 (7)	363,209		—
	1/3/2022	333 (4)	68,178	675 (8)(9)	138,200
(1)	All shares are related to restricted stock units subject to time-vesting restrictions.
(2)	Assumes a stock price of $204.74, the closing price of our common stock on December 30, 2022.
(3)	All shares are related to restricted stock units subject to performance conditions and time-vesting restrictions.
(4)	Vests 100% on January 1, 2023.
(5)	Vests 50% on January 1, 2023 and 50% on January 1, 2024.
(6)	Vests 33% on January 1, 2023 and 2024 and 34% on January 1, 2025.
(7)	Vests 33% on January 1, 2024 and 2025 and 34% on January 1, 2026.
(8)	Driveway/GreenCars awards if 5,000 units sold by 06/30/2023 then 50% vest on January 1, 2024.
(9)	Driveway/GreenCars awards if 10,000 units sold by 06/30/2024 then 50% vest on January 1, 2025.
50

Stock Vested for 2022
The following table summarizes shares acquired on vesting of RSUs during 2022 for each NEO:
Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Bryan B. DeBoer	44,242	13,137,662
Tina H. Miller	2,981	885,208
Christopher S. Holzshu	13,916	4,132,356
Scott A. Hillier	7,952	2,361,346
George N. Hines	2,728	810,080
(1)	Equals the value of the shares acquired based on the closing price of our common stock on the vesting date.
Non-Qualified Deferred Compensation
The table below reflects the contributions, earnings, withdrawals and distributions during 2022 and the account balances as of December 31, 2022 for each NEO under our Non-Qualified Deferred Compensation and SERP.
Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Bryan B. DeBoer	$749,863	$—	$359,446	$—	$7,508,386
Tina H. Miller	$120,690	$50,000	$17,383	$—	$381,555
Christopher S. Holzshu	$—	$100,000	$63,727	$—	$1,317,889
Scott A. Hillier	$—	$75,000	$59,667	$—	$1,232,309
George N. Hines	$—	$50,000	$7,841	$—	$165,424
(1)	The executive contributions amount in this column is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(2)	The registrant contributions amounts in this column are included in the All Other Compensation columns of the Summary Compensation Table above.
(3)
A portion of these amounts are related to above-market earnings on compensation that is deferred and is reported in Change in Pension Value and Non-Qualified Deferred Compensation Earnings in the Summary Compensation Table above.

Our Non-Qualified Deferred Compensation and SERP permits us to contribute awards for participants that will have deferred payout. Under this plan, senior executives may defer receipt of portions of their compensation (up to 50% of base salary, and 100% of variable compensation) in any given year, with all deferred amounts earning interest at an annual rate set by the Compensation Committee. (See “Compensation Discussion and Analysis – Pay Mix, Performance Metric and Goal Setting – Non-Qualified Deferred Compensation and Supplemental Executive Retirement Plan (SERP)”).
Potential Payments Upon Termination or Change in Control
Potential Payments Upon Termination of Employment
In certain circumstances, such as in connection with succession planning or the death or disability of our senior executive officers, it is appropriate to provide severance payments, accelerated vesting of RSUs and certain other limited payments to those executives.
51

Benefits payable to NEOs upon death, disability or retirement
For all RSUs granted to NEOs in 2022, if the NEO becomes disabled while employed by us, the RSUs continue to vest as scheduled for so long as the NEO remains disabled. If death or qualified retirement occurs, the RSUs continue to vest as in accordance with their terms. For this purpose, the criteria for a qualified retirement differs for individual executives and award years but requires, at a minimum, that an individual’s combined age and service must equal at least 65 and as of December 31, 2022, only Mr. DeBoer, Mr. Holzshu and Mr. Hillier satisfied such requirements.
For all SERP contributions granted to NEOs in 2022, if the NEO becomes disabled or passes away while employed by us, the contribution becomes 100% vested. If qualified retirement occurs, the contributions will continue to vest in accordance with their terms. For this purpose, a qualified retirement means the NEO voluntarily terminates employment and is at least 55 years of age and has completed 10 years of service at the time of such termination and as of December 31, 2022, only Mr.DeBoer and Mr. Hillier satisfied such requirements.
The following table sets forth the estimated benefits that would have been payable to our NEOs who were in office at the end of the year under the RSUs and Non-Qualified Deferred Compensation and SERP Plan if each NEOs employment had been terminated on December 31, 2022 because of death and the price per share of our common stock is the closing market price on December 30, 2022 (i.e., $204.74).
Name	Death	Disability	Retirement
Bryan B. DeBoer	$16,777,829	$22,066,264	$16,777,829
Tina H. Miller	$1,429,904	$2,127,863	$—
Christopher S. Holzshu	$5,112,358	$6,950,104	$5,112,358
Scott A. Hillier	$2,417,775	$3,025,443	$2,417,775
George N. Hines	$1,020,629	$1,451,402	$—
*	Includes all outstanding and unvested awards that would be paid out.
Potential Payments Upon Change in Control
Change in Control and Severance Agreements
Lithia believes our executives should be appropriately compensated if the completion of a change in control transaction results in a loss of their job, and that providing severance payments, accelerating the vesting of RSUs and certain other limited payments mitigate executives’ potential personal concerns and appropriately align their interests with those of our shareholders in the context of a potential change in control transaction. Each of our CEO, Executive Vice President, Senior Vice Presidents and Vice Presidents has a change in control agreement with the Company.
If we are facing a potential change in control transaction and the proposed transaction would likely negatively affect one or more of our senior executives, we believe it is risky to assume that those senior executives will work against their financial interest, even if the proposed transaction would be in the best interest of our shareholders. We believe that, in such case, our executives should not be motivated by financial self-interest but rather should be appropriately compensated if the completion of the transaction results in a loss of their job. Accordingly, we believe that providing “double-trigger” severance payments, accelerating the vesting of RSUs and certain other limited payments are an appropriate means of achieving alignment between the interests of our senior executives and our shareholders in the context of a potential transaction that would result in a change in control.
52

Change in Control Agreements
We are party to double-trigger Change in Control Agreements with Bryan B. DeBoer, Tina H. Miller, Christopher S. Holzshu, Scott A. Hillier, and George N. Hines. Under those agreements, if, after a change in control, the executive is terminated without cause or resigns for good reason, each as defined below, we will pay the executive:
Employee	Title	Salary	Bonus	Time Vested RSUs	1-Year Performance RSUs	Long-Term Performance RSUs
Bryan B. DeBoer	President and Chief Executive Officer	24 months	2 years	Accelerated vesting	Accelerated vesting based on previous 3 years average	Accelerated vesting at highest level
Tina H. Miller	Senior Vice President and Chief Financial Officer	24 months	2 years	Accelerated vesting	Accelerated vesting based on previous 3 years average	Accelerated vesting at highest level
Christopher S. Holzshu	Executive Vice President and Chief Operating Officer	24 months	2 years	Accelerated vesting	Accelerated vesting based on previous 3 years average	Accelerated vesting at highest level
Scott A. Hillier	Senior Vice President of Operations	24 months	2 years	Accelerated vesting	Accelerated vesting based on previous 3 years average	Accelerated vesting at highest level
George N. Hines	Senior Vice President and Chief Marketing Officer	24 months	2 years	Accelerated vesting	Accelerated vesting based on previous 3 years average	Accelerated vesting at highest level
Continuing Change in Control Benefits
Continuing long-term care insurance premiums for 24 months after the separation date; and continuing health insurance benefits until the earlier of (a) 18 months after the separation date, (b) the full COBRA period required by law or (c) when the executive becomes eligible for employer-sponsored health insurance from a subsequent employer.

The Change in Control Agreements also contain non-solicitation, non-competition and non-disparagement provisions, but (i) those provisions are dependent on the executive electing to receive the change in control benefits identified above and (ii) the Company’s remedy if the executive violates the non-competition provisions is limited to causing the executive to forfeit profit sharing or other bonus compensation that has not yet been paid to the executive, excluding any equity awards awarded before January 1, 2019. If applicable, the non-solicitation and non-competition provisions are effective for two years following the date of the executive’s separation from service with us. If applicable, the non-disparagement provision is effective for three years from that date. The Change in Control Agreements also contain provisions regarding non-disclosure (for three years from the date of the executive’s separation from service) and assignment of interest in all creative works that are not dependent on the executive receiving any change in control benefits under the agreement.
Under the Change in Control Agreements:
•
A “Change in Control” occurs if: (A) the Company merges or consolidates with another entity and, as a result, less than 50% of the combined voting power of the resulting entity immediately after the merger or consolidation is held by persons who were the holders of the Company’s voting securities immediately before the merger or consolidation; (B) any person, entity, or group of persons or entities, other than through merger or consolidation, acquires 50% or more of the total fair market value or total voting power of the Company’s outstanding stock (excluding such a change through the transfer of the Company’s outstanding stock or interests in Lithia Holding to the Sidney B. DeBoer Trust or the election of Bryan DeBoer or the Sidney B. DeBoer Family Trust as the manager of Lithia Holding) or acquires substantially all of the Company’s assets; (C) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company

53

(excluding such a change through the transfer of the Company’s outstanding stock or interests in Lithia Holding to the Sidney B. DeBoer Trust or the election of the Sidney B. DeBoer Family Trust as the manager of Lithia Holding); or (D) a majority of the members of the Company’s Board of Directors are removed from office by a vote of the Company’s shareholders over the recommendation of our Board or replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election;
•
“Cause” for termination of employment means any one or more of the following: (A) willful misfeasance, gross negligence or conduct involving dishonesty in the performance of the executive’s duties, as determined by our Board of Directors; (B) conviction of a crime in connection with the executive’s duties or any felony; (C) conduct significantly harmful to the Company, as reasonably determined by our Board of Directors, including but not limited to intentional violation of law or of any significant policy or procedure of the Company; (D) refusal or failure to act in accordance with a stipulation, requirement or directive of our Board of Directors (provided such directive is lawful); or (E) failure to faithfully or diligently perform any of the duties of the executive’s employment which are specified in the Change in Control Agreement, articulated by our Board of Directors, or are usual and customary duties of the executive’s employment if the executive has not corrected the problem or formulated a plan for its correction with our Board (if such failure is not susceptible to immediate correction) within 30 days after notice to the executive; and

•
“Good Reason” for an executive’s resignation means (A) any one or more of the following occurs without the executive’s consent: (1) a material diminution of the executive’s base compensation (unless consistent with an across-the-board pay reduction for all senior management and not in excess of 20%); (2) a material change in the geographic location at which the executive must perform services for the Company; (3) a material diminution in the executive’s authority, duties or responsibilities, or (4) any action or inaction by the Company that constitutes a material breach of the Change in Control Agreement; (B) the executive provides notice to the Company of the existence of the condition within 90 days of the initial existence of the condition; (C) the Company has 30 days following receipt of such notice to remedy the condition and fails to do so; and (D) the executive resigns within twelve months of such event occurring. For purposes of clause (A)(3) of the previous sentence, whether a material diminution in the executive’s authority has occurred shall be determined in part by comparing the authority and positions of the persons to whom the executive directly reports immediately prior to the Change in Control or the announcement of the Change in Control with the authority and positions of the persons to whom the executive directly reports immediately after the claimed diminution in the executive’s authority. For example, if the executive was the CEO of the Company before the Company was acquired by a competing business, a material diminution in the CEO’s authority would include, but not be limited to, the CEO not serving as the CEO of the consolidated competing business after its acquisition of the Company.

Notwithstanding the provision for change in control benefits in the Change in Control Agreements, each Change in Control Agreement contains a provision stating that if any benefit payable by us to the executive, including, without limitation, the change in control benefits specified in the agreement, would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, those benefits shall be reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. While the executive may select which particular benefits will be reduced to comply with this provision, the determination of the amount of reduction in the benefits required is made by mutual agreement of us and the executive and, if no agreement is possible, by our independent registered public accountants.
Non-Qualified Deferred Compensation and SERP Plan
Under our Non-Qualified Deferred Compensation and SERP Plan, discretionary benefits contributed to a participant’s account by us fully vest upon a change in control, as defined under Code Section 409A or Treasury Regulations issued thereunder, even if the NEO’s employment is not terminated. Vested discretionary benefits are paid to a participant in an annual installment method over ten years.
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Quantitative Disclosure of Payments Upon Termination or Change in Control
The following table provides quantitative disclosure of estimated payouts to our continuing NEOs assuming a change in control and associated triggering events occurred under the Change in Control Agreements and provisions that existed on December 31, 2022, and the price per share of our common stock is the closing market price of $204.74 on December 30, 2022. The amounts listed in the table below are in addition to benefits generally available to our employees upon termination of employment, such as distributions from the 401(k) plan and accrued vacation.
Name	Current Annual Salary	Severance Payments(1)	Severance Related Benefits(2)	Value of Stock Awards That Would Vest(3)	Value of Long-Term Incentive Benefits that Would Vest(4)	Additional Payment under Cash Incentive Plan for 2022(5)	Total
Bryan B. DeBoer	$1,250,000	$2,500,000	$24,198	$25,040,112	$286,480	$5,248,000	$33,098,790
Tina H. Miller	$525,000	$1,050,000	$17,032	$2,546,249	$101,345	$1,394,000	$5,108,626
Christopher S. Holzshu	$800,000	$1,600,000	$26,164	$8,129,202	$222,120	$2,460,000	$12,437,487
Scott A. Hillier	$525,000	$1,050,000	$19,625	$3,537,498	$165,019	$1,377,600	$6,149,742
George Hines	$480,000	$960,000	$40,782	$1,770,899	$98,107	$984,000	$3,853,788
(1)	Payable in 24 monthly installments.
(2)	Based on current cost of providing 18 months (the full COBRA period) of COBRA benefits for our NEOs.
(3)	Payable by delivery of shares of Lithia stock immediately following a change in control.
(4)
Payable in equal annual installments over 10 years. The value of the long-term incentive is based on the unvested value of those benefits, calculated as of December 31, 2022 and would be payable even if the NEO’s employment was not terminated.

(5)	Payable in a lump sum immediately following a change in control. Amounts are in addition to amounts reported in the Summary Compensation Table under “Non-equity Incentive Plan.”
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Lithia provides information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer (the “CEO”):
We identified the median of the annual total compensation of all our employees using the annualized base salary and expected bonus, as of December 31, 2022, plus any equity awards and long-term incentives granted in 2022 for all individuals, excluding the CEO, who were employed by us during 2022 (total compensation was annualized for employees not employed for the full year). After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO compensation.
For 2022, our last completed fiscal year:
•	the annual total compensation of the employee identified at median of our company (other than the CEO), was $59,873; and
•	and the annual total compensation of the CEO was $11,125,717.
For this ratio, both employee compensation (other than our CEO) and CEO compensation were calculated using 2022 paid wages, annualized for full-time and part-time employees who did not work a full year.
Based on this information, for 2022, the ratio of the annual total compensation of Bryan DeBoer, our Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 186 to 1.
55

Pay Versus Performance
As discussed in our Compensation Discussion and Analysis section, our executive compensation program is designed to reflect a strong focus on pay-for-performance to drive superior financial results and value creation and strongly align our executives’ interests with those of our shareholders. The following tables and accompanying disclosures are presented in accordance with new SEC disclosure requirements.
Pay Versus Performance Table

				Value of Initial Fixed $100 Investment on 12/31/2019 based On:				Supplementary
Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3)	Company Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (millions)	Adjusted EPS (5)	Revenue (millions)
2022	$11,125,717	$3,939,506	$2,805,572	$1,740,328	$141.84	$134.65	$1,251	$44.42	$28,188
2021	$10,532,359	$14,008,918	$2,323,172	$2,821,850	$204.49	$177.33	$1,060	$40.03	$22,832
2020	$8,250,411	$23,884,186	$2,002,293	$4,731,197	$200.80	$119.26	$470	$18.19	$13,124
(1)	In order to calculate the compensation “actually paid” for our PEO and NEOs, we have subtracted the following amounts from the value in the summary compensation table totals.
PEO:	Equity Awards Values	NEO Average:	Equity Awards Value
2022	$7,822,865	2022	$1,526,813
2021	$6,146,047	2021	$872,135
2020	$3,856,830	2020	$617,124
These amounts reflect the grant date fair value for performance and time-vesting RSUs granted in the year, computed in accordance with
FASB ASC Topic 718 and excluding any estimated forfeitures, as described more fully in the summary compensation table.
(2)	In order to calculate the compensation “actually paid” for our PEO and NEOs, we have added the following amounts:
PEO:	Fair value of awards granted in year and unvested at end of year	Change in fair value of awards granted in prior year through end of year or vesting date	NEO Average:	Fair value of awards granted in year and unvested at end of year	Change in fair value of awards granted in prior year through end of year or vesting date
2022	$8,192,987	$(7,556,333)	2022	$1,584,426	$(1,122,856)
2021	$9,219,071	$403,536	2021	$1,308,528	$62,286
2020	$5,785,389	$13,705,216	2020	$925,793	$2,420,234
These amounts reflect the change in fair value for performance and time-vesting RSUs, computed in accordance with FASB ASC Topic 718 on the relevant dates.
(3)	The named executive officers included for purposes of determining the average compensation for our named executive officers each year, is as follows:
NEOs:
2022	Tina H. Miller, Christopher S. Holzshu, Scott A. Hillier, George N. Hines
2021	Tina H. Miller, Christopher S. Holzshu, Scott A. Hillier, George N. Hines
2020	Tina H. Miller, Christopher S. Holzshu, Scott A. Hillier, Thomas M. Dobry
(4)	The peer group used for purposes of this table is the 2022 peer group described in the Compensation Discussion & Analysis.
(5)	A reconciliation to GAAP EPS and net income are found on p. 34 of our 2022 10-K.
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Table of Performance Measures
The following table presents the performance measures the Committee considers to have been the most important in its executive compensation program linking pay to performance for 2022, with adjusted EPS serving as the single most important financial metric. The role of each of these performance measures on our NEOs’ compensation is discussed in the Compensation Discussion and Analysis section.

Adjusted EPS (financial)
Revenue (financial)
Driveway Online Sales (financial)
Store Profit Goals (financial)
Strategic Initiatives (non-financial)
Description of Relationships Between Compensation Actually Paid and Specified Performance Measures
We have a 2025 Plan to achieve revenue and adjusted EPS goals in 2025 of $50B and $55-$60, respectively, and our 2022 executive compensation was based directly on those goals. The increase in our adjusted EPS and net income is in line with our goals. While TSR was not a specific performance measure for 2022 compensation, the Committee considers the TSR and relative TSR results in establishing executive compensation. The Committee believes the executive compensation shown in the Pay Versus Performance Table is reasonable and appropriate, and in line with the disclosed TSR (both absolute and relative) and the performance measures included in the Pay Versus Performance Table, with the reported “compensation actually paid” (“CAP”) figures reflecting the retentive power of our long-term incentive plan under which our executive officers received PRSUs that time-vest over three years after attaining the relevant performance criteria. The value of this unvested equity is heavily impacted by our TSR, which links pay outcomes to the interest of our shareholders. Our TSR is strong relative to our average peer group TSR and demonstrates on our strong financial results. CAP also decreases when our TSR decreases.
57

PROPOSAL NO. 1
Election of Directors
Our Board of Directors has nominated each of the following persons for election as a director:
Nominee Name	Age	Has Been a Director Since/(During)	Independent
Sidney B. DeBoer	79	1968
Susan O. Cain	68	2009	Yes
Bryan B. DeBoer	56	2008
James E. Lentz	67	2022	Yes
Stacy C. Loretz-Congdon	63	New Director Nominee	Yes
Shauna F. McIntyre	51	2019	Yes
Louis P. Miramontes	68	2018	Yes
Kenneth E. Roberts	78	2012	Yes
David J. Robino	63	2016	Yes
Term
If elected, each nominee will hold office until the next annual meeting or until his or her successor is elected and qualified.
Election by Majority Vote
To be elected, the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve, proxies may be voted for another person nominated by our Board of Directors.
Biographical Information on our Nominees
Our Board of Directors believes that the combination of the qualifications, skills and experiences of the nominees will contribute to an effective and well-functioning Board. Our Board of Directors and the Nominating and Governance Committee believe that individually, and as a group, the nominees possess the necessary qualifications to provide for future oversight of our business consistent with their fiduciary duties to shareholders. Included in each director nominee’s biography, above, is a description of the experience, skills and attributes of each nominee.
Our Board of Directors unanimously recommends a vote FOR each of the nominees named above.
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PROPOSAL NO. 2
Advisory vote to approve the compensation of our named executive officers
We are asking shareholders to approve the following advisory resolution to approve the compensation of our named executive officers reported in this proxy statement:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and related tables, notes and narrative discussion in the Proxy Statement for the Company’s 2023 Annual Meeting of Shareholders, is approved.
The advisory vote, which is required by Section 14A of the Securities Exchange Act of 1934, is a vote to approve or disapprove the overall compensation package of our executive officers and not any one specific element of the compensation package or on the compensation received by any one person. The advisory vote is non-binding. However, the Compensation Committee and Board will review and consider the results of the advisory vote when making future decisions about executive compensation. Because we typically determine annual compensation before the advisory vote on the prior year’s compensation is cast, however, if we determine to make a change in our practices based on shareholder feedback, there may be a delay in implementing those changes.
We urge shareholders to read the detailed information about our compensation philosophy and objectives included in Compensation Discussion and Analysis (“CD&A”), above, which provides context for the Summary Compensation Table and related information. As discussed in the CD&A, we believe our compensation programs align the interests of our executives and our shareholders, help us attract and retain experienced executive talent, and focus our executives on performance and achievement of our short-, mid- and long-term strategic goals and objectives. We believe the overall compensation paid in 2022 was appropriate, particularly considering our financial results in 2022.
Our Board has adopted a policy providing for an annual say-on-pay vote until the next required stockholder vote on the frequency of such votes, subject to the Board’s consideration of the results of this year’s advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3).
Vote Required
The votes that shareholders cast “for” must exceed the votes that shareholders cast “against” to approve, on an advisory basis, the compensation of our named executive officers.
Our Board of Directors unanimously recommends a vote FOR the advisory resolution to approve the compensation of our named executive officers.
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PROPOSAL NO. 3
Advisory vote to approve the frequency of future advisory votes on the compensation of our named executive officers
Section 14A of the Exchange Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation. This non-binding “frequency” vote is required at least once every six years.
Since 2011, following the advisory vote of shareholders in favor of annual “say-on-pay” votes in 2011 and 2017, the company has held such votes every year. Our Board recognizes the importance of receiving regular input from our shareholders on important issues such as our executive compensation, and believes that at present it should continue to receive advisory input from our shareholders each year; therefore, the Board is recommending an annual “say-on-pay” vote.
Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below:
RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures).
Vote Required
The frequency (one year, two years or three years) receiving the greatest number of votes cast will be considered the shareholder recommendation for the frequency of the advisory vote on the compensation of our named executive officers. Abstentions and non-votes will not constitute a vote for any particular frequency.
The frequency vote is advisory, and therefore not binding on the company, the Compensation Committee or the Board, and the Board may decide that it is in the best interests of our shareholders and the company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. Although this advisory vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making decisions regarding the frequency of future advisory votes on executive compensation.
Our Board of Directors unanimously recommends a vote in favor of “one year” with respect to the frequency to conduct future advisory votes on executive compensation.
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PROPOSAL NO. 4
Ratify the appointment of KPMG LLP as our Independent Registered
Public Accounting Firm for the Year Ending December 31, 2023
We Engaged KPMG After a Rigorous Review Process
The Audit Committee of our Board of Directors has appointed KPMG LLP, independent registered public accountants, as auditor for the year ending December 31, 2023. As the Company’s independent auditor, KPMG is responsible to audit, and express an opinion on, our financial statements and our internal control over financial reporting and to discuss with our Audit Committee certain required matters and other matters deemed appropriate.
KPMG has served as the Company’s independent registered public accounting firm continuously since 1993. Before reappointing KPMG as the Company’s independent auditor for 2023, the Audit Committee carefully considered KPMG’s qualifications as an independent registered public accounting firm. This included a review of KPMG’s performance in prior years, its knowledge of the Company and its operations as well as its reputation for integrity and competency in the fields of accounting and auditing.
The Audit Committee believes that retaining KPMG again in 2023 is in the best interests of the Company and its shareholders, and therefore the Audit Committee requests that shareholders ratify the appointment. If the appointment of the independent registered public accounting firm is not ratified by shareholder vote, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG. A representative of KPMG is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his or her firm if such representative desires, and will be available to respond to appropriate shareholder questions. KPMG served as the Company’s independent accountants for the year ended December 31, 2022, and reported on the Company’s consolidated financial statements for that fiscal year.
The Audit Committee believes that, if handled properly, there are numerous benefits of a long-term independent auditor relationship, including:
HIGHER AUDIT QUALITY: Through 30 years of experience with the Company KPMG has gained institutional knowledge of and deep expertise regarding our operations and primary business segments, accounting policies and practices and internal controls over financial reporting;
EFFICIENT FEE STRUCTURE: KPMG’s aggregate fees are competitive with peer companies because of KPMG’s familiarity with the Company and industry expertise; and
AVOIDANCE OF DISRUPTION: Onboarding a new independent auditor requires a significant time and cost commitment that could distract from management’s and the Audit Committee’s focus on financial reporting and internal controls.
The Company and the Audit Committee are also aware that a long-tenured auditor may be believed by some to pose an independence risk. To address these concerns, there are safeguards for auditor independence, including:
AUDIT COMMITTEE OVERSIGHT: The Audit Committee’s oversight includes regular private sessions with KPMG, discussions with KPMG regarding the scope of its audit, an annual evaluation when determining whether to engage KPMG, and direct involvement by the Audit Committee and its Chair in the periodic transition to a new lead engagement partner in connection with the mandatory five-year rotation of that position;
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LIMITS ON NON-AUDIT SERVICES: The Audit Committee pre-approves audit and permissible non-audit services to be performed by KPMG in accordance with its pre-approval policy; and
REGULATORY FRAMEWORK: Because KPMG is an independent registered public accounting firm, it is subject to PCAOB inspections, peer reviews and PCAOB and SEC oversight.
Fees Paid to KPMG LLP Related to Fiscal Years 2022 and 2021
	2022	2021
Audit Fees	$2,429,500	$1,892,000
Audit-Related Fees	$80,000	$295,000
Tax Fees	$0	$65,446
All Other Fees	$1,780	$1,780
	$2,511,280	$2,254,226
Audit fees for 2022 and 2021 consist of fees for professional services rendered for the annual audit of our consolidated financial statements and internal control over financial reporting, reviews of our interim consolidated financial statements included in quarterly reports, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including relating to the SEC. Audit fees increased year-over-year primarily due to an increase in acquisition activity. Audit-related fees for 2022 cover comfort letters associated with an asset-backed securities offering during the year. Audit-related fees for 2021 are comprised of comfort letters associated with a bond issuance, an equity issuance, and an asset-backed securities offering during the year.
Tax fees and all other fees were related to miscellaneous services during the years presented.
Pre-Approval Policies
Except as permitted under federal law and SEC rules, all audit and non-audit services performed by KPMG, and all audit services performed by other independent registered public accounting firms, must be pre-approved by the Audit Committee. All projects reflected in the foregoing table were pre-approved by the Audit Committee. KPMG may not perform for us any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services and management or human resources functions. Non-audit services and fees are evaluated by the Audit Committee in assessing the auditor’s independence.
Vote Required
The votes that shareholders cast “for” must exceed the votes that shareholders cast “against” on this matter to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.
Our Board of Directors unanimously recommends that the shareholders vote FOR the ratification of the appointment KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.
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Audit Committee Report
The Audit Committee reports to the Board of Directors and is responsible for assisting the Board in fulfilling its oversight responsibilities relating to: (a) the preparation and integrity of the Company’s financial statements; (b) the engagement of the independent registered public accounting firm, the annual evaluation of their performance, qualifications and independence, and negotiation of fees; (c) the implementation and evaluation of the Company’s internal accounting and financial controls, procedures and policies; and (d) the compliance with certain legal and regulatory requirements, including programs and policies established by management or our Board of Directors. The Audit Committee is composed solely of independent directors. The Audit Committee regularly reviews financial information contained in the Company’s quarterly earnings releases, and reviews the appropriateness of non-GAAP financial measures disclosed by the Company. The current Audit Committee charter is available on our website at www.investors.lithiadriveway.com.
In discharging our responsibilities, we have met with the Company’s management and its independent registered public accounting firm, KPMG LLP, to review the Company’s accounting functions and the audit process. We have also met regularly with the Company’s Director, SOX & Advisory, to review the nature and extent of the Company’s internal controls, the review procedures performed by internal audit regarding such controls and the frequency and results of such reviews. In each case, we discussed the consideration of increased remote work environments and the potential impact on internal controls.
Selection of KPMG as our Auditor
The Audit Committee selects, oversees and evaluates the performance of the independent auditor. In selecting KPMG as our independent auditor, the Audit Committee considered that KPMG has been our auditor for 30 years, KPMG’s global reach and auto retail industry expertise. The Audit Committee also utilized the Center for Audit Quality’s External Auditor Assessment Tool to assist in evaluating KPMG as our independent auditor. This tool is used annually by the Audit Committee.
Consistent with requirements, the audit partner and concurring review partner rotate at least every five years. A new lead partner will rotate on in 2023. The Audit Committee selects the lead partner.
Audit Committee Actions
We hereby report that the Audit Committee has:
1. Reviewed and discussed with management and the Company’s independent registered public accounting firm, KPMG LLP, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the 2022 fiscal year;
2. Discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
3. Received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG its independence and any relationships that may impact their objectivity and independence.
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We also discussed and reviewed the results of the independent registered public accounting firm’s audit of the Company’s financial statements, the quality and adequacy of the Company’s internal control over financial reporting, and issues relating to auditor independence. In addition, we discussed and reviewed the identification of the critical audit matter with management and with KPMG throughout the year.
Based on our review and discussions with the Company’s management and independent registered public accountants, we recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.
Submitted by:
Susan O. Cain (Chair)
James E. Lentz
Shauna F. McIntyre
Louis P. Miramontes
Kenneth E. Roberts
64

ADDITIONAL OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of February 28, 2023 (unless otherwise noted in the footnotes to the table), certain information with respect to ownership of our common stock of (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) each director and director nominee, (iii) each named executive officer, and (iv) all current executive officers, directors, and director nominees as a group. Except as noted below, the address of each shareholder in the table is Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole dispositive power with respect to the shares indicated as beneficially owned.
Beneficial Owner	Shares Beneficially Owned(1) (#)	Percent Owned
The Vanguard Group(1) 100 Vanguard Blvd; Malvern, PA 19355	2,792,188	10.16%
Blackrock, Inc(2) 55 East 52nd Street; New York, NY 10055	2,434,559	8.86%
Abrams Capital Management, LP(4) 222 Berkeley St, 21st Floor; Boston, MA 02116	2,351,068	8.56%
MFN Partners, LP(4) c/o MFN Partners Management, LP 222 Berkeley St, 13th Floor; Boston, MA 02116	1,551,077	5.64%
Barrow Hanley Global Investors(5) 2200 Ross Ave, 31st Floor; Dallas, TX 75201-2761	1,381,848	5.03%
Sidney B. DeBoer(6)(7)	136,691	*
Bryan B. DeBoer(9)	189,172	*
Tina H. Miller	5,282	*
Christopher S. Holzshu	29,200	*
Scott A. Hillier	42,616	*
George N. Hines	1,490	*
Susan O. Cain(7)	13,320	*
James Lentz(8)	390	*
Stacy Loretz-Congdon	—	*
Shauna F. McIntyre(7)	1,672	*
Louis P. Miramontes(7)(10)	4,274	*
Kenneth E. Roberts(7)	95,552	*
David J. Robino(7)	8,706	*
All current executive officers and directors as a Group (16 persons)(11)	529,973	1.9%
*	Less than one percent
(1)
Beneficial ownership as of December 30, 2022 as reported by The Vanguard Group in a Schedule 13G/A filed on February 9, 2022. The Schedule 13G/A reports shared voting power with respect to 11,814 shares, sole dispositive power with respect to 2,753,315 shares and shared dispositive power with respect to 38,873 shares.

(2)
Beneficial ownership as of December 31, 2022 as reported by BlackRock, Inc. in a Schedule 13G/A filed on January 25, 2023. The Schedule 13G/A reports sole voting power with respect to 2,336,344 shares and sole dispositive power with respect to 2,434,559 shares.

(3)
Beneficial ownership as of December 31, 2020 as reported by Abrams Capital Management, L.P., Abrams Capital Partners II, L.P., Abrams Capital, LLC, Abrams Capital Management, LLC, and David Abrams in a Schedule 13G/A filed on February 12, 2021. The Schedule 13G/A reports shared voting and dispositive power with respect to 2,351,068 shares by Abrams Capital Management, L.P., Abrams Capital Management, LLC, and David Abrams, with respect to 2,189,102 shares by Abrams Capital, LLC, and with respect to 1,941,198 shares by Abrams Capital Partners II, L.P.

(4)
Beneficial ownership as of October 28, 2022 as reported by MFN Partners, LP, MFN Partners GP, LLC, MFN Partners Management, LP, MFN Partners Management, LLC, Michael F. DeMichele, and Farhad Nanji in a Schedule 13G filed on October 28, 2022. The Schedule 13G reports shared voting and dispositive power with respect to all of the shares.

65

(5)
Beneficial ownership as of December 31, 2022 as reported by Barrow Hanley Global Investors in a Schedule 13G filed on February 15, 2023. The Schedule 13G reports sole voting power with respect to 842,884 shares, shared voting power with respect to 538,964 shares, and sole dispositive power with respect to all of the shares.

(6)
Includes (a) 36,558 shares held directly and (b) 100,000 shares directly held by DeBoer Family LLC. Sidney B. DeBoer is the manager of the DeBoer Family LLC, whose members include Sydney B. DeBoer and other family members.

(7)	Includes 133 shares for each specified person underlying RSUs vesting within 60 days, for which the specified person does not have voting and dispositive power.
(8)	Includes 195 shares for each specified person underlying RSUs vesting within 60 days, for which the specified person does not have voting and dispositive power.
(9)	Includes 3,625 shares held by a household member, for which Bryan B. DeBoer disclaims voting and dispositive power.
(10)	Includes shares underlying 821 deferred stock units without voting rights under a Deferred Compensation Agreement with the Company.
(11)
Includes 993 shares underlying RSUs vesting within 60 days for which current executive officers, directors and director nominees as a group do not have voting and dispositive power and shares underlying 821 deferred stock units for which current executive officers, directors and director nominees as a group do not have voting rights.

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GENERAL INFORMATION
About the Annual Meeting
Online Meeting
Out of an abundance of caution, and to support the health and safety of our employees, directors and shareholders, our Board of Directors has authorized us to conduct the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) solely online via the Internet through online shareholder tools as described in the Notice. This format empowers shareholders to participate fully from any location around the world.
Mailing Date
On or about March 8th, 2023, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report on Form 10-K. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.
Matters for Consideration at the Annual Meeting
Proposal	Board Vote Recommendation	Vote Requirement for Approval	Effect of Abstention	Effect of Broker Non-Vote
Proposal No. 1: The election of nine director nominees named in this proxy statement	FOR ALL	For each director, a majority of votes cast.	No effect.	No effect. Broker non-votes do not count as votes cast.
Proposal No. 2: An advisory vote to approve the compensation of our named executive officers.	FOR	Majority of votes cast.	No effect.	No effect. Broker non-votes do not count as votes cast.
Proposal No. 3: An advisory vote to approve the frequency of future advisory votes on the compensation of our named executive officers.	FOR “ONE YEAR”	Frequency receiving the greatest number of votes.	No effect.	No effect. Broker non-votes do not count as votes cast.
Proposal No. 4: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.	FOR	Majority of votes cast.	No effect.	Broker discretion to vote.
As of the date of this proxy statement, we are unaware of any matters that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.
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Proxies
The Board of Directors has designated Tina Miller, Senior Vice President and Chief Financial Officer, and Alyse Reichensperger, Corporate Controller as the proxy holders for the Annual Meeting. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) as specified by the shareholder. Proxies submitted without specification will be:
–	Voted FOR the nine director nominees listed in this proxy statement;
–	Voted FOR the approval of our compensation of the named executive officers;
–	Voted “ONE YEAR” for the frequency of future advisory votes on the compensation of the named executive officers; and
–	Voted FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2023.
Voting
Who Can Vote
Only holders of record of our common stock at the close of business on February 28, 2023, the record date, will be entitled to notice of and to vote at the meeting and any adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available during the entire time of the Annual Meeting at the 2023 Annual Meeting Website. You may vote or submit questions during the Annual Meeting by following the instructions available on the 2023 Annual Meeting Website during the Annual Meeting.
As of the record date, there were 27,481,217 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding is entitled to one vote. Our executive officers and directors hold or control 529,973 shares of common stock outstanding representing approximately 1.9% of the votes available to be cast at the Annual Meeting.
Quorum
For a quorum to exist at the Annual Meeting, there must be represented, in person or by proxy, shares representing a majority of the votes entitled to be cast at the meeting. Proxies that expressly abstain from voting on a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting.
“Shareholder of Record” and “Beneficial Ownership”
If your shares are owned directly in your name in an account with our stock transfer agent, Broadridge, you are considered the “shareholder of record” of those shares in your account. If your shares are held in an account with a broker, bank, or other nominee as custodian on your behalf, you are considered a “beneficial shareholder” of those shares, which are held in street name. The broker, bank, or other nominee is considered the shareholder of record for those shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote the shares in your account. In order for your shares to be voted in the way you would like, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee. If you do not provide voting instructions to your broker, bank, or other nominee, whether your shares can be voted on your behalf depends on the type of item being considered for vote. Under New York Stock Exchange rules, brokers are permitted to exercise discretionary voting authority only on “routine” matters. Therefore, your broker may vote on Item No. 3 (“Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023”) even if you do not provide voting instructions because it is considered a routine matter. Your broker is not permitted to vote on the other agenda items if you do not provide voting instructions because those items involve matters that are not considered routine. For Item No. 1 (election of nine director nominees) and Item No. 2 (advisory vote to approve the compensation of our named executive officers), and Item No. 3 (advisory vote to approve the frequency of future advisory votes on the compensation of our named executive officers), if you do not provide voting instructions your shares will not be counted as votes cast for or against.
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To vote by proxy:
Shareholder of Record
Please promptly complete, sign, date, and return the enclosed proxy card. You may also grant a proxy by calling 1-800-690-6903 or via the Internet by visiting http://www.proxyvote.com.
If you are a Beneficial Shareholder
Please vote your shares by following the instructions set forth in the Notice provided by your broker, bank, trust, or other holder of record. In most cases, you may be permitted to submit your voting instructions by mail, by telephone or via the Internet.
How to Vote
Whether you are a shareholder of record or a beneficial shareholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage shareholders to vote well before the Annual Meeting, even if they plan to attend the virtual meeting, by completing proxies online or by telephone (at 1-800-690-6903), or, if they received printed copies of these materials, by mailing their proxy cards. Shareholders who attend the virtual Annual Meeting should follow the instructions at http://www.proxyvote.com to vote or submit questions during the meeting. Voting online during the meeting will also replace any previous votes.
How You Can Revoke Your Proxy or Change Your Vote
Shareholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting. Beneficial shareholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the Annual Meeting. Any written notice revoking a proxy should be sent to Lithia Motors, Inc., Attention: Corporate Secretary, 150 N. Bartlett Street, Medford, Oregon 97501.
Attending the Annual Meeting
Admission
If you plan to attend the Annual Meeting, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the Annual Meeting, you will not be able to participate in the Annual Meeting.
To attend, vote at, and submit questions during, the Annual Meeting, visit www.virtualshareholdermeeting.com/LAD2023 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instructions form, or proxy card. Questions may be submitted in advance of the Annual Meeting by visiting www.virtualshareholdermeeting.com/LAD2023 and entering your 16-digit control number. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.
Registered shareholders who have misplaced their original proxy materials listing their unique control number can find that information by visiting www.shareholder.broadridge.com/bcis/ and selecting the option to create a profile in the top right-hand corner.
Additionally, if you have difficulty accessing the Annual Meeting through the 2023 Annual Meeting Website, a phone number will be posted on the website to connect you to technical support.
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Asking Questions
Once online access to the Annual Meeting is open, shareholders may submit questions, if any, on www.virtualshareholdermeeting.com/LAD2023 You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
Discretionary Authority
We do not know of any matters to be voted on by shareholders at the Annual Meeting other than those included in this Proxy Statement. If any matter, other than those presented in this Proxy Statement, is properly presented at the meeting, your executed proxy gives the Proxies discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.
Annual Meeting Voting Results
Our inspector of elections will tabulate the vote at the Annual Meeting. We will provide voting results on our website and in a Current Report on Form 8-K filed with the SEC.
Additional Information
Solicitation Expenses
The Company is soliciting proxies for the Annual Meeting. All expenses associated with this solicitation, including the cost of preparing, assembling and mailing the Notice, proxy statement, 2023 Annual Report to Shareholders, and form of proxy will be borne by us. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of our common stock.
Electronic Delivery of Proxy Materials
Making the proxy materials available to shareholders via the Internet saves us the cost of printing and mailing documents and will reduce the impact of the Annual Meeting on the environment. If you received only a Notice, you will not receive a printed copy of the proxy materials unless you request it. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials at no charge. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice.
Householding of Proxy Materials
Shareholders of record who have the same address receive only one copy of the Notice Regarding the Availability of Proxy Materials or the Proxy Statement and Annual Report on Form 10-K, as applicable, unless we receive contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing and mailing costs and the environmental impact of its annual meetings. Shareholders who participate in householding continue to receive separate proxy forms. Householding does not affect dividend check mailings.
Any shareholder who would prefer to have a separate copy of the Notice Regarding the Availability of Proxy Materials, Proxy Statement or Annual Report on Form 10-K delivered to him or her at the shared address for this and future years may elect to do so by calling
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(877) 331-3084 or by writing to Christopher S. Holzshu, our Secretary, at 150 N. Bartlett Street, Medford, Oregon 97501. A copy of the materials will be sent promptly to the shareholder following receipt of a written or oral request by a shareholder to receive a copy of the Notice Regarding the Availability of Proxy Materials, the Proxy Statement or Annual Report on Form 10-K. The foregoing contact information can also be used by shareholders sharing an address to request delivery of a single copy of the Notice Regarding the Availability of Proxy Materials, the Proxy Statement or Annual Report on Form 10-K if they are receiving multiple copies of any of those documents.
Annual Report on Form 10-K
We will provide, without charge, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Written requests should be mailed to the attention of Investor Relations, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. You may also find our Form 10-K on our website at www.lithiamotors.com.
Other Materials
All materials filed by us with the SEC may be obtained through the SEC’s website at www.sec.gov.
Communications with the Board
Our Board of Directors has adopted a Shareholder Communication Policy to promote efficient shareholder and interested party communications with our Board of Directors and management. Our Investor Relations Department is responsible for receiving and routing all shareholder and interested party communications. Corporate governance issues are the responsibility of the Nominating and Governance Committee. Our Audit Committee handles concerns or allegations regarding possible violations of accounting or financial reporting matters. Management is the more appropriate group for handling all other matters and we encourage you to contact them accordingly.
All correspondence with our Board of Directors or its members must be in writing, directed to the attention of either our Board of Directors or an individual director and delivered to: Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. The Investor Relations Department will review communications to our Board or individual directors and direct the communication to the named Board member if the communication relates to important Company policies, or to management, if the matter is better addressed by management. The Investor Relations Department copies the Lead Independent Director and our General Counsel on all communications. A complete copy of our Shareholder Communication Policy is available on our website at https://investors.lithiadriveway.com/ and interested persons may obtain a written copy from the Investor Relations Department.
2023 Shareholder Proposals or Nominations
Shareholder Proposals
SEC rules require that any shareholder proposal to be included in our proxy materials for consideration at next year’s annual meeting be received by us at our principal executive office no later than November 15, 2023 (120 days prior to the anniversary of the mailing of the prior year’s Notice of Internet Availability). Shareholders who wish to nominate one or more director candidates for election to the Board to be included in our proxy materials for consideration at next year’s annual meeting must do so in accordance with our Bylaws, which require that notice of such a nomination be delivered to our Secretary at our principal executive offices no earlier than October 15, 2023 and no later than November 15, 2023(at least 150 days and no later than 120 days prior to the anniversary of the mailing of the prior year’s proxy materials), and must include the information required by our Bylaws. Shareholders who otherwise wish to present proposals for action at next year’s annual meeting must do so in accordance with our Bylaws, which require shareholders to
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give us advance written notice of a director nomination or other business to be conducted at any meeting of shareholders. To be timely, the written notice for next year’s annual meeting must be received by our Secretary between December 22, 2023 and January 21, 2024 (at least 90 days, and no earlier than 120 days, before the first anniversary of our preceding year’s annual meeting) and must include the information required by our Bylaws. Our mailing address is 150 N. Bartlett Street, Medford, Oregon 97501.
Shareholder Director Recommendations
The Nominating and Governance Committee will consider potential director nominees recommended by any record or beneficial shareholder. Shareholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director nominees by submitting a written recommendation to the Chairman of the Nominating and Governance Committee in accordance with our Shareholder Communication Policy. To be considered for nomination to the following year’s Board of Directors, the written recommendation must be received at our principal executive office at 150 N. Bartlett Street, Medford, Oregon 97501. In addition to the requirements under our Bylaws with respect to advance notice of any nomination, a shareholder who intends to solicit proxies for a director nominee in accordance with the SEC’s universal proxy rule must comply with the additional requirements of Rule 14a-19(b).
The written recommendation must include the candidate’s name, appropriate biographical information, including information about the candidate’s qualifications and background materials, a statement that the person submitting the recommendation is a shareholder entitled to vote in the election of directors and a consent to serve as director signed by the recommended individual. If the necessary information is received in a timely manner, the Nominating and Governance Committee will evaluate the shareholder-recommended candidate using substantially the same process, and applying substantially the same criteria, as it uses to evaluate all other candidates. For information regarding minimum qualifications for directors and specific qualities and skills that the Nominating and Governance Committee believes are necessary for our directors to possess, see “Director Qualifications and Nominations” above. Recommended candidates are submitted to our Board to be considered as director nominees. If our Board determines to nominate a shareholder-recommended candidate, the candidate’s name will be included in our proxy and on the ballot at our annual meeting of shareholders.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE
The Audit Committee, or another appropriate independent committee, and, where appropriate, our Board of Directors review all transactions between us and any related person, which includes, all of our nominees for director, directors and executive officers and their immediate family members and all persons known to us to be the beneficial owner of more than five percent of our voting securities and their immediate family members, that exceed $120,000 and in which the related person has a direct or indirect material interest. Although we do not maintain a written policy or have written procedures for such review, our Code of Business Conduct and Ethics imposes an obligation on each of our directors and senior executive officers to disclose any actual or apparent conflict of interest involving such person and Lithia. Further, each of our directors and NEOs signs a detailed questionnaire used in the preparation of this proxy statement that requires the disclosure of, among other things, any related-person transaction. The Audit Committee or other independent committee and our Board of Directors review and determine whether to approve or disapprove such transactions in accordance with the Code of Business Conduct and Ethics, based on (i) whether the proposed transaction is on terms that are no less favorable to us than the terms generally made available by us to an unaffiliated third party under similar circumstances and (ii) the extent of the related party’s interest in the proposed transaction.
Sidney B. DeBoer is the father of Bryan B. DeBoer, who is a Director and our Chief Executive Officer, and Mark DeBoer, who is the Company's Vice President of Real Estate. There are no other family relationships between our executive officers and directors.
On September 14, 2015, the Company entered into a Transition Agreement with Sidney B. DeBoer, the Chairman of the Company, to reflect Mr. DeBoer’s changing role at the Company. Under the agreement, effective December 31, 2015, Mr. DeBoer ceased to be an executive officer of the Company, and the Company ceased paying Mr. DeBoer a base salary and contributing to his account under the Company’s Executive Management Non-Qualified Deferred Compensation and SERP. Mr. DeBoer also ceased to be eligible to participate in performance-based compensation arrangements, including under the Company’s Short-Term Incentive Plan and under its Stock Incentive Plan. Under the Transition Agreement the Company pays Mr. DeBoer annual amounts for his prior services rendered as an employee of the Company equal to $1,050,000 and a $42,000 vehicle allowance, and the Company reimburses Mr. DeBoer for amounts payable under the four split-dollar insurance policies described below in this section. A Special Meeting of Shareholders was held on January 21, 2019, where 99.95% of voting shareholders agreed that adding a sunset to the Transition Agreement was in the best interests of the shareholders. Under the amendment to the Transition Agreement that adds the sunset, the Transition Agreement ends on the earlier of Mr. DeBoer’s death or December 31, 2035.
The Company entered into a Director Service Agreement, effective January 1, 2016, with Sidney B. DeBoer. Under the agreement, the Company agreed to pay Mr. DeBoer in cash a prorated portion of $210,000 (the cash equivalent of the annual amount paid to non-employee directors for the 2015-2016 service year) until the Board of Directors changes the compensation payable to non-employee members of the Board of Directors. Thereafter, for so long as Mr. DeBoer serves as a member of the Board of Directors, the Company will pay him the same compensation, in the same form (cash or equity), as the Company pays to its non-employee directors (as that amount is established by the Board of Directors from time to time).
We maintain four split-dollar “whole-life” insurance policies covering Sidney B. DeBoer, each worth $3,727,600 on maturity and Mr. DeBoer has the right to designate the beneficiary or beneficiaries of the death benefit of each policy. Lithia owns and pays the
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premium for each of the four policies, and pursuant to the amended Transition Agreement described above, Lithia will continue to pay the premiums for each of the four policies until the earlier of Mr. DeBoer’s death or December 31, 2035. Lithia will receive the greater of the cash surrender value or cumulative premiums paid at the maturity of each policy.
In 2022, Mark DeBoer, son of Sid DeBoer and brother of Bryan DeBoer, received a salary of $360,000, incentive compensation of $320,000 and other compensatory arrangements totaling $12,563. Further, in 2022, Matt Hillier, son of Scott Hillier, earned a total of $206,809.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file reports with the SEC indicating their holdings of, and transactions in, Lithia’s equity securities. Based solely on a review of copies of these reports, we believe that all of our executive officers, directors, and 10% owners timely complied with all Section 16(a) filing requirements for fiscal 2022, except for one late Form 4 for each of Mr. Robino, Mr. Roberts, Mr. Miramontes, Ms. Cain, Mr. Sidney DeBoer and Ms. McIntyre.
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LITHIA MOTORS, INC.
C/O BROADRIDGE FINANCIAL SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 19, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LAD2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 19, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

Nominees	For	Against	Abstain
1a. Sidney B. DeBoer	☐	☐	☐
1b. Susan O. Cain	☐	☐	☐
1c. Bryan B. DeBoer	☐	☐	☐
1d. James E. Lentz	☐	☐	☐
1e. Shauna F. McIntyre	☐	☐	☐
1f. Louis P. Miramontes	☐	☐	☐
1g. Kenneth E. Roberts	☐	☐	☐
1h. David J. Robino	☐	☐	☐
1i. Stacy C. Loretz-Congdon	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, by an advisory vote, named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. To approve, by an advisory vote, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000593336_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

LITHIA MOTORS, INC.
Revocable Proxy for Annual Meeting of Shareholders to be Held on
April 20, 2023

The undersigned hereby appoints Tina Miller and Alyse Reichensperger, and each of them, proxy of the undersigned, with full power of substitution, to represent and to vote on behalf of the undersigned all shares of Common Stock of Lithia Motors, Inc. (the "Company") at the Annual Meeting to be held at 8:30 a.m. Pacific Time on Thursday, April 20, 2023, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 4 AND "1 YEAR" FOR PROPOSAL 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

0000593336_2 R1.0.0.6

Continued and to be signed on reverse side